UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VICTORIA’S SECRET & CO.
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2023
PROXY STATEMENT

VS&Co
VICTORIA'S SECRET & CO.

Brands that inspire.

Empower. Uplift.

Victoria’s Secret & Co. is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim, as well as award-winning prestige fragrances and body care. VS&Co is comprised of market leading brands, Victoria’s Secret and Victoria’s Secret PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives, and Adore Me, a technology-led, digital-first innovative intimates brand serving women of all sizes and budgets at all phases of life. We are committed to empowering our more than 30,000 associates across a global footprint of approximately 1,360 retail stores in approximately 70 countries. We provide our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our products, platform and advocacy.

Victoria’s Secret

Victoria’s Secret is a leading specialty retailer of women’s lingerie, prestige fragrance, body care, accessories, athletic and lounge wear. We are on a mission to champion, celebrate and advocate for women and the causes that matter most to them. Through the transformative power of our products and experiences we hope to bring inspiration, confidence, comfort and joy to women around the world.

PINK

PINK is a lifestyle brand that is focused on celebrating and supporting the power of community, fostering positive mental health among young adults and being kinder to the planet. Together with our customers, PINK honors diversity, equity and inclusion, self confidence and individuality. Our products are made to feel good both inside and out and include bras, panties, loungewear, knit tops, activewear, accessories, beauty and more.

WHAT INSPIRES US TO INSPIRE YOU

We are a business and a team inspired by a commitment to our customers. Understanding them. Advocating for them. Celebrating them. And creating positive, lasting change that improves their lives.

Our ability to be a force for good in the world is founded in our shared values, and our dedication to living them in everything we do. Behaving inclusively. Creating equity. Acting with integrity. Behaving ethically. These behaviors manifest themselves in how we treat each other, how we treat customers and how we support the communities in which we live and work. Our values are more than a source of pride—they’re a source of performance that leads to growth that benefits all our communities.

Letter from Our

Chief Executive Officer and Chair of Our Board

To our valued stockholders,

On behalf of our Board of Directors and management team, we are pleased to share the Victoria’s Secret and Co. (“VS&Co”) proxy statement and annual report. While this is just our first full year as an independent, publicly traded company, we have much to share about the trajectory of our brand transformation and the key steps we have taken over this past year in support of our strategy and positioning for the long term.

In 2022 we declared our goal to be the world’s leading fashion retailer of intimate apparel and defined the three pillars of our strategy to achieve that goal: Strengthen the Core, Ignite Growth, Transform the Foundation.

STRENGTHENING THE CORE

We are listening to our customers and revolutionizing and diversifying their experience from the sizes and products they can buy, to the way they shop in our stores and online, the talent they see us champion and the brand content they interact with on our channels.

We debuted Love Cloud, amplifying our “best at bras” story and introducing our most inclusive marketing campaign ever. We launched Bare, our first fine fragrance pillar in five years and a one-of-a-kind scent that is personal to each individual. We also shared our first-ever bilingual campaign for Victoria’s Secret Beauty and brought on more models and ambassadors of diverse sizes, abilities, ages, and identities.

Another highlight was our inaugural global brand campaign, “Undefinable,” that celebrates individuality and diversity. Through customer feedback, we also deployed new digital bra fit technology. Overall, we’ve recentered ourselves around what our customer wants and needs, making sure they’re proud to shop at Victoria’s Secret and PINK.

IGNITING GROWTH

We are investing in innovation and partnerships to fuel our future growth. We acquired digitally native intimates brand Adore Me to strengthen our ability to put technology at the forefront of everything we do. We also invested in women-owned and -run businesses, including through a minority stake in Frankies Bikinis and new partnerships like our one with size-inclusive brand Elomi.

We expanded our Store of the Future fleet worldwide and explored partnerships to provide greater access to our products, now offering an edited assortment of Victoria’s Secret and PINK on Amazon. Internationally, we accelerated our growth by adding stores and digital sites while increasing the number of markets we serve, and we formed a new joint venture to improve the profitability of our company-owned business in China.

    Letter from Our Chief Executive Officer and Chair of Our Board

TRANSFORMING THE FOUNDATION

To better reflect our transformed strategy and long-term growth goals, we also announced a new corporate leadership structure. We united our Victoria’s Secret and PINK brands into a single, collaborative organization, centered around our focus on the customer and built to capitalize on efficiencies to yield more profitable growth. As part of our new structure, we welcomed a Chief Customer Officer, a Chief Supply Chain Officer, and named a Chief Growth Officer, giving us the right leadership expertise to steer the next stage of our transformation journey. Initiatives are also well underway to drive operating margin expansion through our initiatives to transform the foundation of our company by modernizing our operating model, which we believe is a $250 million cost-savings opportunity to be realized over the next three years.

A CONTINUED COMMITMENT TO CULTURE AND COMMUNITY

We continued our work to create a happy, healthy, inclusive culture centered around radical transparency. We are fostering an environment where our more than 30,000 associates have opportunities to shape our direction and our stances. We achieved pay equity certification for all genders, races and ethnicities, and the intersection of these identities. We are committed to maintaining our status as a leader in pay equity. We are especially proud of recently being named by Newsweek as one of America’s greatest workplaces for diversity and of our associate satisfaction metrics, with 87 percent of our associates who completed our associate opinion survey reporting they feel proud to work at VS&Co. In 2022, we also welcomed a new independent director, and are proud to highlight seven of our eight directors are women—mirroring our customer base.

Empowerment is such a key tenet of our transformation, and our Board and management feel a collective responsibility to use our products, platform and purpose for good. “VS&Co Essentials,” launched in August 2022, will supply more than 1 million women and young adults in need with undergarments by 2025. We continued to build on our commitment to fund cancer research for women by women by announcing additional grantees under the Victoria’s Secret Global Fund for Women’s Cancers. We detailed these programs and more in our first-ever ESG summary report and ESG materiality assessment. And last week we published our 2022 comprehensive ESG report on our corporate website.

A BRAND TRANSFORMATION THAT PROPELS FINANCIAL RESULTS

Across the retail space, 2022 was a challenging year, with many brands and customers facing economic headwinds, including ongoing supply chain disruptions and inflationary cost pressures. Despite challenging macroeconomics, we controlled what we could control and delivered solid financial results in a difficult environment for our customers. Notably, we believe we have delivered on our commitment to stabilize the business as evidenced by the progress of our brand repositioning and our new, more agile operating structure. We believe our ability to deliver solid financial performance in the current environment demonstrates the progress we are making on the turnaround of our business.

Throughout the year, we have been focused on our strategic growth plans to ensure long-term, sustainable value to you, our shareholders. In 2022, we invested $250 million to repurchase 6 million shares of our stock and we invested nearly $400 million to acquire Adore Me, both a revenue growth vehicle and a strategic, synergistic technology fit for the VS&Co portfolio of brands. In January 2023, our Board unanimously approved a new share repurchase program providing for the repurchase of up to $250 million in Company stock in the coming year and in February, as part of this program, we entered into a $125 million accelerated share repurchase program.

WHAT’S NEXT

We believe we are two years into a five-year turnaround of our business, with a clear roadmap to becoming the world’s leading fashion retailer of intimate apparel, guided by our three key pillars: Strengthen the Core, Ignite Growth and Transform the Foundation.

    Letter from Our Chief Executive Officer and Chair of Our Board

While we are proud of the progress of our transformation, we know this is only the beginning. With the wholehearted support of our associates, the Board, our stockholders, our partners and of course our customers, we will continue our journey to be a company that welcomes, celebrates and champions all women. We are mindful that the domestic economic outlook for 2023 continues to be challenging and continues to put pressure on our customers, but we are led by two category-defining brands, Victoria’s Secret and PINK, and as the domestic market share leader in the intimates category, we are confident that VS&Co is primed for success for many years to come. In 2023, we will focus on:

Strengthening the Core

•	Leading with a customer-first approach and rewarding customer loyalty

•	Delivering best-in-class products across all categories and doubling down on being “best at bras”

•	Maintaining an innovative product pipeline and evolving our fleet of Stores of the Future

Igniting Growth

•	Accelerating international growth within existing and new markets

•

Adding new brands to our portfolio (& Co.) through strategic investments and building a market collection to complement and enhance the Victoria’s Secret and PINK assortments, enhance our customer and category reach and access new capabilities

•	Continuing channel expansion to meet our customers where they are

Transforming the Foundation

•	Advancing technology to improve and expand the customer experience

•	Making fundamental changes to ensure our structure and operations continue to set us up for long-term performance

•

Continuing to transform our brands in line with our values and advancing ESG efforts by doing what is right in our industry, for our associates, our customers, our partners, our communities and for the planet

Under our strong management team and Board of Directors, we are united behind our uplifting, inclusive company culture and commitment to listening to our customer to fuel our growth, giving us confidence in the Company’s direction and future.

Sincerely,

Donna James	Martin Waters
Chair of the Board	Chief Executive Officer

April 14, 2023

Victoria’s Secret & Co.

Notice of Annual Meeting of Stockholders

To our stockholders:

Notice is hereby given that the 2023 Annual Meeting of Stockholders of Victoria’s Secret & Co. (“VS&Co”) will be held virtually via live audio webcast on Thursday, May 25, 2023, at 8:30 a.m. Eastern Time. Stockholders may participate in, vote, and submit questions during the 2023 Annual Meeting online at www.proxydocs.com/VSCO. At the meeting, stockholders will be asked to vote on the following proposals:

1.	To elect eight directors to serve until the 2024 annual meeting of stockholders;

2.	To approve, on an advisory basis, the compensation of our named executive officers;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023; and

4.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Each of these proposals is described more fully in the accompanying Proxy Statement. Only holders of record of VS&Co common stock at the close of business on March 31, 2023 are entitled to notice of, and to vote at, the 2023 Annual Meeting and any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2023

We will be utilizing Securities and Exchange Commission (“SEC”) rules that allow us to make the Proxy Statement, our Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. Rather than mailing stockholders a paper copy of our proxy materials, on or about April 14, 2023, we will mail to stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to gain online access, free of charge, to our proxy materials. This notice will also include information on how to request a printed or emailed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended January 28, 2023, and Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

HOW TO VOTE YOUR SHARES

Your vote is important. Please read the accompanying Proxy Statement and vote right away using any of the following methods:

Stockholders of Record	Vote by Internet at www.proxydocs.com/VSCO

Vote by Telephone at 1-866-977-5067

Vote by Mail by signing and returning your proxy card (if you received a Notice Regarding the Availability of Proxy Materials, you will first need to request a printed set of proxy materials to vote using this method)

Beneficial Stockholders	If you are a beneficial owner, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

    Notice of Annual Meeting of Stockholders

ATTENDING THE MEETING

In an effort to encourage all of our stockholders to attend the 2023 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2023 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2023 Annual Meeting in person.

To participate in the 2023 Annual Meeting, please visit www.proxydocs.com/VSCO. In order to attend, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice Regarding the Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you access to the meeting and to vote and submit questions during the meeting.

Stockholders will be able to listen, vote, examine our stockholder list, and submit questions during the virtual meeting. Whether or not you plan to attend the 2023 Annual Meeting, please vote your shares as soon as possible to ensure they are represented at the meeting.

By Order of the Board of Directors,

Donna James

Chair of the Board

April 14, 2023

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) contained in this Proxy Statement or made by us, our management, or our spokespeople involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future operating results, the implementation and impact of our strategic plans, and our ability to meet environmental, social, and governance goals. Words such as “estimate,” “commit,” “target,” “goal,” “project,” “plan,” “believe,” “seek,” “strive,” “expect,” “anticipate,” “intend,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, could affect our financial performance and cause actual results to differ materially from those expressed or implied in any forward-looking statements:

•	the spin-off from Bath & Body Works, Inc. (f/k/a L Brands, Inc.) may not be tax-free for U.S. federal income tax purposes;

•	we may not realize all of the expected benefits of the spin-off;

•

general economic conditions, inflation, consumer confidence, consumer spending patterns and market disruptions including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the novel coronavirus (COVID-19) global pandemic has had and may continue to have an adverse effect on our business and results of operations;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	our dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to successfully operate and expand internationally and related risks;

•	our independent franchise, license, wholesale, and joint venture partners;

•	our direct channel business;

•	our ability to protect our reputation and the image of our brands;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to realize the potential benefits and synergies sought with the acquisition of AdoreMe, Inc. (“Adore Me”);

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, environmental hazards or natural disasters;

•	significant health hazards or pandemics;

    Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

•	legal and regulatory matters;

•	delays or disruptions in shipping and transportation and related pricing impacts; and

•	disruption due to labor disputes;

•	our geographic concentration of vendor and distribution facilities in central Ohio and Southeast Asia;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in freight, product input and energy costs, including those caused by inflation;

•	our and our third-party service providers’ ability to implement and maintain information technology systems and to protect associated data and system availability;

•	our ability to maintain the security of customer, associate, third-party and company information;

•	stock price volatility;

•	shareholder activism matters;

•	our ability to maintain our credit rating;

•	our ability to comply with regulatory requirements; and

•	legal, tax, trade and other regulatory matters.

Except as may be required by law, we assume no obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this Proxy Statement to reflect circumstances existing after the date of this report or to reflect the occurrence of future events, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 17, 2023.

References

“VS&Co,” “the Company,” “we,” “us,” and “our” refers to Victoria’s Secret & Co. together with its subsidiaries unless the context otherwise requires. Our fiscal year ends on the Saturday nearest to January 31. As used herein, “2022” and “fiscal 2022” refer to the 52-week period ended January 28, 2023 and “2021” and “fiscal 2021” refer to the 52-week period ended January 29, 2022.

Non-GAAP Financial Measures

In addition to our results provided in accordance with U.S. generally accepted accounting principles (“GAAP”), this Proxy Statement and accompanying letter to stockholders includes certain non-GAAP financial measures such as free cash flow and adjusted operating income, adjusted net income and adjusted net income per diluted share in fiscal 2022 and fiscal 2021, which exclude the impact of certain items. We believe the presentation of these non-GAAP financial measures is useful for an assessment of our ongoing operations, and that the adjustments are not indicative of our ongoing operations due to their size and nature. We use non-GAAP financial information as key performance measures of our results of operations for the purpose of evaluating performance internally. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of non-GAAP financial information provides an additional means for investors to evaluate our operating performance, and the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of non-GAAP financial measures may differ from similarly titled measures used by other companies. Non-GAAP financial measures should not be used exclusively in evaluating our business and operations. Please see Appendix A of this Proxy Statement and pages 38 and 39 of our Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the SEC on March 17, 2023, for additional detail regarding these non-GAAP financial measures and a reconciliation between each non-GAAP financial measure and the most directly comparable GAAP financial measure.

Proposal Two: Advisory Approval of Compensation of Named Executive Officers	65

Beneficial Ownership of Shares	66

Audit Committee Matters	68

Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm	69

Stockholder Proposals for the 2024 Annual Meeting	71

Questions and Answers	72

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information you should consider. We urge you to read the entire Proxy Statement carefully before voting.

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Victoria’s Secret & Co. in connection with the solicitation of proxies by the VS&Co Board of Directors (the “Board”) for use at the annual meeting of VS&Co stockholders to be held on May 25, 2023 (the “2023 Annual Meeting”) and any adjournments or postponements thereof. This Proxy Statement is dated as of April 14, 2023 and is first being sent or otherwise made available to stockholders of record on or about April 14, 2023.

The Notice Regarding the Availability of Proxy Materials (the “Notice”) directs stockholders to a website where they can access our proxy materials, including this Proxy Statement, the Notice of Annual Meeting of Stockholders, and our Annual Report on Form 10-K for the fiscal year ended January 28, 2023 (the “2022 Annual Report”). This Proxy Statement, the Notice of Annual Meeting of Stockholders, and the 2022 Annual Report are available at www.proxydocs.com/VSCO. If you would prefer to receive a printed or electronic set of our proxy materials, please follow the instructions set forth in the Notice.

ANNUAL MEETING INFORMATION

May 25, 2023	8:30 a.m. Eastern Time	March 31, 2023

DATE	TIME	RECORD DATE

The 2023 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2023 Annual Meeting in person. Instead, stockholders can join and attend the meeting virtually by visiting and registering at www.proxydocs.com/VSCO using the 12 digit control number found on the Notice or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you access to the meeting and to vote and submit questions during the meeting.

LOCATION

The SEC allows us to deliver a single copy of the Notice or other proxy materials to multiple stockholders who share the same last name and mailing address, unless the stockholders instruct us otherwise. We intend to use this delivery method, known as “householding,” in order to reduce the expense and environmental impact of mailing proxy materials. You can receive another copy of the Notice or other proxy materials, without charge, by written request via mail to our transfer agent EQ + AST at 1601 15th Avenue, Brooklyn, NY 11219, or by calling EQ + AST at (877) 732-3621. If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions provided by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions provided by your bank or broker.

VS&Co | 2023 Proxy Statement	1

    Proxy Summary

HOW TO ATTEND THE ANNUAL MEETING

The 2023 Annual Meeting will be held virtually via live audio webcast on Thursday, May 25, 2023 at 8:30 a.m. Eastern Time. Stockholders will not be able to attend the 2023 Annual Meeting in person. To participate in the 2023 Annual Meeting, please visit www.proxydocs.com/VSCO and register in advance using the 12 digit control number found on your Notice Regarding the Availability of Proxy Materials or your proxy or voting instruction card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

Stockholders will be able to submit questions and make statements during the virtual meeting (until the meeting is closed for questions) in the meeting portal. In addition, stockholders can submit questions and provide statements in advance when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting using their 12 digit control number. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2023 Annual Meeting is adjourned, we will hold a live webcast questions and answers (“Q&A”) session and address questions and comments of a general nature. This live Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal. During the Q&A session of the meeting, we intend to answer questions as they come in and address those asked in advance, to the extent time permits.

HOW TO VOTE YOUR SHARES

Even if you plan to virtually attend the 2023 Annual Meeting, please vote your shares as soon as possible to ensure they are properly represented at the meeting. Each share of VS&Co common stock entitles the holder thereof to one vote. Stockholders of record at the close of business on March 31, 2023 (the “Record Date”) can vote at the 2023 Annual Meeting online at www.proxydocs.com/VSCO, by telephone at 1-866-977-5067, or by signing and returning your proxy card. If you did not receive a proxy card, you may request one by following the instructions on the Notice. If you are a beneficial owner of VS&Co common stock, you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

PROPOSALS TO BE VOTED ON

Your vote is very important. Please cast your vote on all proposals promptly to ensure that your shares are represented at the 2023 Annual Meeting.

Proposal	Board Recommendation	For More Information

1. Election of Eight Directors	FOR all nominees	Page 7

2. Advisory Vote on Executive Compensation	FOR	Page 65

3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	Page 69

We do not know of any other matters that will be considered at the 2023 Annual Meeting. If any matter other than the proposals described in this Proxy Statement arises at the meeting, you instruct the Company-designated proxy holders to vote your shares in their discretion in accordance with the recommendations of the Board.

The order of business of the 2023 Annual Meeting and all matters relating to the manner of conducting the meeting will be determined by the chair of the meeting. The 2023 Annual Meeting will be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders.

2	VS&Co | 2023 Proxy Statement

    Proxy Summary

COMPANY OVERVIEW

Victoria’s Secret & Co. (NYSE: VSCO) is a specialty retailer of women’s intimate and other apparel and beauty products marketed under the Victoria’s Secret, PINK and Adore Me brand names. We have more than 910 stores in the United States, Canada and China, as well as our own websites, www.VictoriasSecret.com, www.PINK.com and www.AdoreMe.com and other online channels worldwide. Additionally, we have approximately 450 stores in approximately 70 countries operating under franchise, license and wholesale arrangements. VS&Co also includes the merchandise sourcing and production function serving us and our international partners. We operate as a single segment designed to seamlessly serve customers worldwide through stores and online channels.

Our business operates two category-defining intimates and beauty brands, Victoria’s Secret and PINK, that share a common purpose of inspiring and uplifting our customers in every stage of their lives, and Adore Me, a technology-led, digital-first innovative intimates brand serving women of all sizes and budgets at all phases of life. We offer a range of products across intimate apparel, sleepwear, loungewear, swimwear and beauty.

Victoria’s Secret

Victoria’s Secret is a leading lingerie brand, with an established history of over 45 years. The Victoria’s Secret brand celebrates female confidence and inspires women with beautiful products and experiences. Victoria’s Secret offers bras, panties, lingerie, sleepwear, loungewear, sport and swim products across its global retail locations and its online e-commerce channel. Bras and panties represent the two largest categories for Victoria’s Secret. We believe our assortment is differentiated by our focus on fit, comfort and quality.

PINK

PINK is a lifestyle brand that is focused on celebrating and supporting diversity, equity, inclusion, self-confidence and individuality. The brand focuses on a collegiate-oriented customer. Our products are designed to make customers feel good both inside and out, and include bras, panties, active wear, loungewear, accessories and swimwear, with bras and apparel representing the two largest categories. PINK is sold across North America and internationally at Victoria’s Secret and PINK retail stores and online.

Victoria’s Secret Beauty

Victoria’s Secret Beauty expands our offering and enhances our emotional connection to our customers. To complement the core Victoria’s Secret offering, we launched our first fragrance line in 1991. Today, the Victoria’s Secret Beauty business has grown to be one of the leading fragrance brands in America. Beauty products include fine fragrances, mists, PINK Beauty products and accessories. Products are sold at Victoria’s Secret specialty retail stores and online.

Adore Me

Adore Me is a direct-to-consumer lingerie and apparel brand that is focused on serving women of all sizes and budgets at all phases of life. Founded in 2011 as an online lingerie startup, Adore Me is transforming the way customers shop with a pioneering home try-on commerce service, a series of innovation-driven products and a mission of making sustainable shopping accessible to all. Adore Me is sold online and in Adore Me’s six retail stores.

SPIN-OFF FROM L BRANDS, INC.

On August 2, 2021, VS&Co was spun-off from its former parent company, L Brands, Inc. (“L Brands”), and has since operated as an independent, standalone company. VS&Co began trading as a standalone public company on the New York Stock Exchange (“NYSE”) under the ticker symbol “VSCO” on August 3, 2021.

Although VS&Co and L Brands currently operate as separate companies, the rules and regulations of the SEC and the NYSE require that we provide certain information, including compensation information for our named executive officers, for the

VS&Co | 2023 Proxy Statement	3

    Proxy Summary

period of time prior to the spin-off. We have sought to clearly indicate throughout this Proxy Statement what information relates to VS&Co prior to the spin-off, when it was operating as a subsidiary of L Brands, and what information relates to VS&Co following the spin-off.

Concurrently with the spin-off, L Brands changed its name from “L Brands, Inc.” to “Bath & Body Works, Inc.” For the sake of consistency, we refer to our former parent company and its successor Bath & Body Works, Inc. as “L Brands” throughout this Proxy Statement.

2022 FINANCIAL HIGHLIGHTS

In fiscal 2022, we focused on successfully managing the business through the challenging macroeconomic environment, which included supply chain and inflationary cost pressures. Even with significant challenges in the retail environment, the fourth quarter of 2022 represented the sixth consecutive quarter since our spin-off from L Brands that we delivered adjusted operating income and adjusted earnings per diluted share results within or above our guidance range. We believe this type of performance demonstrates the progress we are making on the turnaround of our business, which allows us to deliver solid operating profit performance, despite a challenging environment. As a result, we achieved the following results during fiscal 2022:

•	Net sales were $6.344 billion, a decrease of 6% compared to 2021

•

Operating income was $478 million and operating income rate was 7.5%. Excluding the impact of certain items, adjusted operating income was $566 million as compared to operating income of $870 million in 2021.(1) The adjusted operating income rate for 2022 was 8.9%

•	We delivered adjusted operating income and adjusted earnings per diluted share results within or above our guidance range each quarter(1)

•	We invested $250 million to repurchase 6.0 million shares of our common stock

•	Free cash flow was $273 million in 2022(2)

(1) A reconciliation of adjusted financial measures to the most directly comparable GAAP financial measure can be found on pages 38 and 39 of the 2022 Form 10-K.

(2) See Appendix A for a reconciliation of free cash flow to the most directly comparable GAAP financial measure.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders. Key aspects of our corporate governance framework are highlighted below:

•	Annual election of all directors

•	Majority voting standard for uncontested director elections

•	Strong focus on Board independence:

•	Independent Chair of the Board

•	All directors are independent except our CEO

•	All Board committee members are independent

•	Regular executive sessions where independent directors meet without management or non-independent directors present

•	Highly talented, engaged and diverse Board:

•	88% of directors have experience as a chief executive officer, chief financial officer, or other executive officer

•	88% of directors are women

4	VS&Co | 2023 Proxy Statement

    Proxy Summary

•	50% of directors are racially or ethnically diverse

•	98% director attendance at all Board and Board committee meetings in fiscal 2022

•	Commitment to stockholder engagement

•	Proxy access rights for stockholders

•	No poison pill

•	Robust Board oversight and support of:

•	Ethics and compliance

•	Sustainability and social responsibility

•	Governance

•	Diversity, equity and inclusion

•	Long-term strategy

•	Policies prohibiting short sales, pledging, hedging and monetization transactions of VS&Co stock

ENVIRONMENTAL AND SOCIAL COMPLIANCE HIGHLIGHTS

We are committed to doing what is right in our industry, for our communities, and for the world. We are constantly learning and evolving our practices to conduct our business in a more socially and environmentally responsible way by:

•	Integrating our ESG strategy into our company culture and operations, through the leadership of our ESG Committee comprised of senior executives across the enterprise

•	Publishing our annual ESG report in April 2023 as guided by the Sustainability Accounting Standards Board (SASB) and with reference to the Global Reporting Initiative (GRI) framework

•	Improving the measurement and tracking of our environmental performance and developing roadmaps to drive our top ESG strategic initiatives forward

•	Partnering with our suppliers to help ensure compliance with our Supplier Code of Conduct and environmental policies, including chemical use and wastewater management

•	Measuring our greenhouse gas emissions and continuing to develop our climate strategy in 2023 to address our emissions

•	Optimizing our packaging, including decreasing the amount of packaging and increasing use of recycled materials

•	Expanding circularity initiatives and piloting end-of-life channels for our customers’ garments

HUMAN CAPITAL HIGHLIGHTS

We are committed to not just selling products but using our scale and platform to champion every voice and drive forward inclusion and equity for every individual. Key aspects of our human capital management, especially our diversity, equity & inclusion (“DEI”) framework, are highlighted below:

•	Focus on three key pillars to integrate DEI into everything we do:

•	People (retention, growth, advancement)

•	Experience (engagement, inclusive leadership, happy and healthy culture)

•	Purpose (create products meeting diverse needs, inspire and uplift, empower the communities where we live and work)

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    Proxy Summary

•	Capture and publish our gender and racial and ethnicity workforce representation statistics

•	Invest in our associates by providing diverse learning and development opportunities and offering Inclusion Resource Groups

•	Strive to foster a happy, healthy, and inclusive work culture where everyone can bring their whole selves to work, be provided with quality benefits, and offered equitable and competitive wages

•	Commit to pay all associates equitably for equal work regardless of gender, race, ethnicity (and intersectionality of these identities)

•	Prioritize the health and safety of our associates, customers, and vendors by complying with applicable workplace safety laws and having global safety policies

•	Promote a culture of dignity and respect through our model engagement and photoshoot compliance processes

EXECUTIVE COMPENSATION HIGHLIGHTS

When VS&Co spun-off from L Brands in August of 2021, our executive compensation programs were the programs that were in place at our former parent company for division leaders. Throughout 2022, our leadership and Human Capital and Compensation Committee (“HCCC”) partnered closely with external executive compensation experts to design a philosophy and programs to more closely align with the compensation practices our peers utilize for their most senior leadership. In 2022, the HCCC approved, and we undertook:

•	Developing a new compensation philosophy aligning executive pay with the interests of our stockholders

•

Creating a new performance share unit (“PSU”) incentive program that seeks to balance internal and external goals, including stretch financial goals, aligned with our long-range plan and relative total shareholder return

•	Increasing stock ownership guidelines for our CEO from 5 to 6 times base salary

•	Reaffirming our 2022 compensation peer group for 2023

•

Redesigning our short-term incentive plan for executive vice presidents and above to include revenue as a performance measure in addition to operating income in line with our goal of being a growth company. In addition to the seasonal goals that were a part of the plan, we have carved out a portion of the existing target to align with our annual plan

•	Implementing a new more stringent Clawback Policy that recoups performance-based compensation for certain conduct, in addition to satisfying the SEC’s clawback rules

We remain committed to clear, transparent executive compensation programs that drive company performance and ensure that the interests of our executives are aligned with those of our stockholders.

6	VS&Co | 2023 Proxy Statement

PROPOSAL ONE:

Election of Directors

The VS&Co Board is currently comprised of eight directors. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders. At the 2023 Annual Meeting, stockholders will be asked to elect eight directors who will serve on our Board until the 2024 annual meeting of stockholders and their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. All of the eight nominees for election as director at the 2023 Annual Meeting are incumbent directors who currently serve on our Board.

Our Board is comprised of individuals with diverse and complementary business experience, leadership prowess, and financial expertise. The Board believes that each of the nominees is highly qualified to serve as a director. Each nominee’s background, skills, experience, and other qualifications are described below. The Board believes that through their unique backgrounds, skills, and qualifications, each of the director nominees brings a wealth of knowledge, experience, expertise, and energy to our Board.

Each of the nominees has consented to be named as a nominee and stand for election at the 2023 Annual Meeting. We know of no reason why any nominee would be unable or unwilling to serve as director, but in that event our Board, based on the recommendation of the Nominating and Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee for the election of such substitute nominee.

Pursuant to our Second Amended and Restated Bylaws (the “Bylaws”), in an uncontested election, each director is elected by the affirmative vote of the holders of a majority of the votes cast with respect to that director’s election. Each nominee must receive more votes cast “for” his or her election than “against” his or her election. If you are a beneficial owner of VS&Co stock, your broker is not permitted to vote your shares on the election of directors if no instructions are received from you (this is commonly referred to as a “broker non-vote”). Abstentions and broker non-votes will not count as a vote cast and, therefore, will have no effect on the outcome of the election of directors. Cumulative voting is not permitted.

If a director does not receive more votes cast “for” his or her election than “against” his or her election, such director’s resignation will be tendered to the Board. The Nominating and Governance Committee will make a recommendation to the Board regarding whether to accept or decline the resignation, taking into account the best interests of VS&Co and its stockholders and considering any factors or other information that the Nominating and Governance Committee believes is appropriate and relevant. The Board will make its decision regarding the resignation at its next regularly scheduled Board meeting following certification of the election results. A director whose resignation is under consideration must abstain from participating in any decision regarding his or her resignation. As a requirement for any person to serve as director, he or she must submit an irrevocable resignation that becomes effective upon (i) that person not receiving a majority of the votes cast in an uncontested election and (ii) acceptance by the Board of that resignation in accordance with any policies and procedures adopted by the Board for that purpose.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR.

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    Proposal One: Election of Directors

DIRECTOR NOMINEES

Chair of the Board Independent Age: 65 Director Since: 2021 Board Committees: Audit Nominating and Governance	Donna James

MANAGING DIRECTOR, LARDON & ASSOCIATES LLC

Experience:

Ms. James is Managing Director of Lardon & Associates LLC, a business and executive advisory services firm she established in 2006 after retiring from Nationwide Mutual Insurance Company and Nationwide Financial Services. Ms. James served in roles of increasing responsibility over her 25 years with Nationwide including President of Nationwide Strategic Investments and Executive Vice President, Chief Administrative Officer. Ms. James serves as a director of American Electric Power (NASDAQ: AEP), a public utility holding company, Boston Scientific Corporation (NYSE: BSX), a global developer, manufacturer and marketer of medical devices, The Hartford Financial Services Group (NYSE: HIG), an investment and insurance company, and Xponance, a private company providing investment management services. She will not stand for re-election as a director of Boston Scientific Corporation at the company’s 2023 annual meeting. Prior to the spin-off of VS&Co, Ms. James served as a director of L Brands from 2003 to 2021. She previously served as a director of Marathon Petroleum Corporation (NYSE: MPC), a transportation fuels refiner, from 2011 to 2018 and as a board advisor from 2019 through 2020. Ms. James also served as a director of CNO Financial Group (NYSE: CNO), a holding company for a group of insurance companies, from 2007 to 2011, as a director of Coca-Cola Enterprises, Inc., a nonalcoholic beverages manufacturer and distributor, from 2005 to 2012, and as a director of Time Warner Cable Inc., a provider of video, data and voice services, from 2009 to 2016.

Skills & Qualifications:

Ms. James is qualified for election as a director on the basis of her executive experience, financial expertise, service on several boards of directors and experience with respect to corporate diversity and related issues.

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    Proposal One: Election of Directors

Independent Age: 60 Director Since: 2021 Board Committees: Audit Human Capital and Compensation (Chair)	Irene Chang Britt

FORMER PRESIDENT, PEPPERIDGE FARM

Experience:

Ms. Chang Britt brings general management, brand and marketing expertise as well as public company board experience to the VS&Co Board. She currently serves as a director of Brighthouse Financial, Inc. (NASDAQ: BHF), a leading provider of annuities and life insurance, and also serves on the board of directors of several privately held companies, including Just Boardrooms, Mikmak, Partake Foods, and Amica Senior Lifestyles, where she serves as chair of the board. Within the past five years, she previously served as a director of Tailored Brands, Inc. (formerly Men’s Wearhouse, Inc.) and Dunkin Brands Group, Inc. Ms. Chang Britt retired from Campbell Soup Company, a manufacturer of food and beverage products, in January 2015, where she served in positions of increasing responsibility, most recently having served as Senior Vice President of Global Baking and Snacking and as President of Pepperidge Farm, a subsidiary of Campbell. Ms. Chang Britt earned her Master of Business Administration degree with honors from the Ivey Business School at the University of Western Ontario.

Skills & Qualifications:

Ms. Chang Britt is qualified for election as a director on the basis of her general management, brand and marketing expertise and public company board experience.

Independent Age: 55 Director Since: 2021 Board Committees: Audit (Chair) Nominating and Governance	Sarah Davis

FORMER PRESIDENT, LOBLAW COMPANIES LIMITED

Experience:

Ms. Davis retired in May 2021 as President of Loblaw Companies Limited, Canada’s largest food and pharmacy retailer. Before taking on the role as President in 2017, Ms. Davis served as Chief Administrative Officer of Loblaw where she had a broad portfolio of responsibilities including corporate strategy, supply chain, information technology, real estate and human resources. Prior to this, Ms. Davis served as Chief Financial Officer of Loblaw. Ms. Davis holds an Honours Bachelor of Commerce degree from Queens University and is a Fellow Chartered Professional Accountant. Ms. Davis currently serves on the board of directors of Amdocs (NASDAQ: DOX), a leading software and digital services provider, Pet Valu, a Canadian retailer of pet food and related supplies listed on the Toronto Stock Exchange, and NewLook, a privately held eyeglasses retailer. Ms. Davis brings corporate finance expertise and public company board experience to the VS&Co Board. Her past board experience includes serving as a director of AGF Investments from 2014 to 2022, as well as T&T Supermarkets and President’s Choice Financial.

Skills & Qualifications:

Ms. Davis is qualified for election as a director on the basis of her corporate finance experience and public company board experience.

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    Proposal One: Election of Directors

Independent Age: 57 Director Since: 2021 Board Committees: Human Capital and Compensation Nominating and Governance	Jacqueline Hernández

FORMER CHIEF MARKETING OFFICER,

HISPANIC ENTERPRISES AND CONTENT, NBCUNIVERSAL

Experience:

Ms. Hernández currently serves as the Chief Executive Officer and co-founder of New Majority Ready, a marketing and strategy consultancy, a position she has held since 2019. She also serves as a director at Estrella Media, a privately held Hispanic media company. She previously served as the President of Combate Americas from 2017 to 2020, as well as Chief Operating Officer of NBCUniversal Telemundo Enterprises and Chief Marketing Officer of NBCUniversal Hispanic Enterprises. Within the past five years, Ms. Hernández has served as a director of Isos Acquisition Corporation (NYSE: ISOS.U), a special purpose acquisition company, in 2021 and a director at Redbox Automated Retail, a privately held on-demand streaming and video rental company, from 2020 to 2021.

Skills & Qualifications:

Ms. Hernández is qualified for election as a director on the basis of her executive and business operational experience complemented by her expertise in multicultural marketing and strategic planning.

Independent Age: 52 Director Since: 2022 Board Committees: Nominating and Governance	Mariam Naficy

EXECUTIVE CHAIRMAN, MINTED

Experience:

Ms. Naficy is the Executive Chairman of Minted, an online marketplace for creative and custom goods, a position she has held since 2022 after serving as Co-CEO from 2021 to 2022 and CEO from 2007 to 2021. Ms. Naficy founded and oversees Heretic Ventures, a venture incubator that launches and funds online consumer businesses that capitalize on new technologies. Prior to founding Minted, she led the e-commerce division of The Body Shop International plc, a global cosmetics retailer. Ms. Naficy is known for seeing around corners and pioneering both e-commerce and online creative communities. She launched Eve.com, the world’s first cosmetics e-commerce site, in 1998 and sold it successfully in 2000, and led product management at Movielink, an early downloadable movie service that launched in 2002. Ms. Naficy was early to recognize the potential of online creative communities and founded Minted, one of the most successful community-based e-commerce companies in the world. Ms. Naficy sits on the board of Medium and Every Mother Counts, a non-profit organization founded to increase awareness and support for improved maternal health. She was a director of Yelp, Inc. (NYSE: YELP) from 2014 to 2020. She holds a B.A. in Political Economy from Williams College and an M.B.A. from the Stanford University Graduate School of Business. She is a Trustee of Williams College and a member of the Advisory Council of Stanford’s Graduate School of Business.

Skills & Qualifications:

Ms. Naficy is qualified for election as a director on the basis of her experience as a CEO and deep expertise with respect to digital and direct-to-consumer retailing, modern media marketing, and mergers and acquisition transactions.

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    Proposal One: Election of Directors

Independent Age: 61 Director Since: 2021 Board Committees: Human Capital and Compensation Audit	Lauren Peters

FORMER CHIEF FINANCIAL OFFICER, FOOT LOCKER, INC.

Experience:

Ms. Peters served as Executive Vice President, Chief Financial Officer of Foot Locker, Inc., the specialty retailer at the heart of the sport and sneaker communities around the globe, from 2011 to 2021 after having served in positions of increasing responsibility over a 24-year career at the company. She is a licensed Certified Public Accountant. Ms. Peters currently serves as a director of La-Z-Boy, Inc. (NYSE: LZB), a manufacturer of residential and office furniture, and of Allegion plc (NYSE: ALLE), a leading global security products and solutions provider. She previously served as a director of Carbon38, a digitally led premier destination for active fashion.

Skills & Qualifications:

Ms. Peters is qualified for election as a director on the basis of her extensive financial and strategic planning experience with consumer focused, omni-channel, global retailers, and public company board experience.

Independent Age: 66 Director Since: 2021 Board Committees: Nominating and Governance (Chair) Human Capital and Compensation	Anne Sheehan

FORMER CHAIR OF INVESTOR ADVISORY COMMITTEE,

SECURITIES AND EXCHANGE COMMISSION

Experience:

Ms. Sheehan is a senior adviser at PJT Partners, a global advisory-focused investment bank. She was the Chair of the Securities and Exchange Commission’s Investor Advisory Committee from 2012 to 2020. From 2008 until 2018, Ms. Sheehan served as the Director of Corporate Governance at The California State Teachers’ Retirement System (CalSTRS), the largest educator-only pension fund in the world and the second largest pension fund in the United States. She previously served as the Chief Deputy Director for Policy at the California Department of Finance from 2004 to 2008 and as Executive Director at the California Building Industry Foundation from 2000 to 2004. Ms. Sheehan is a director of Janus Henderson Group PLC (NYSE: JHG), a global active asset manager, and previously served as a director of Cohn Robbins Holdings Corp., a special purpose acquisition company, from 2020 to 2022. Prior to the spin-off of VS&Co, Ms. Sheehan served as a director of L Brands from 2019 to 2021. Ms. Sheehan is a founder of the Investor Stewardship Group, serves on the Advisory Board of the Weinberg Center for Corporate Governance at the University of Delaware, and is a member of the Advisory Board of Rock Center for Corporate Governance of Stanford Law School.

Skills & Qualifications:

Ms. Sheehan is qualified for election as a director on the basis of her extensive experience as a corporate governance professional and her senior management and leadership experience addressing complex legislative, regulatory and public finance issues.

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    Proposal One: Election of Directors

Age: 57 Director Since: 2021	Martin Waters

CHIEF EXECUTIVE OFFICER, VICTORIA’S SECRET & CO.

Experience:

Mr. Waters is a career retail executive who is respected for leading businesses with strong financial performance and equally strong and healthy corporate cultures. He is currently Chief Executive Officer for VS&Co. Prior to his role leading VS&Co, Mr. Waters led the international division for L Brands from 2008 to 2020. During this tenure, the international business expanded from the early phases of incubation to more than 1,000 stores globally. Through a combination of wholly-owned and franchise operations, Mr. Waters led international retail for Victoria’s Secret, PINK, and Bath & Body Works. Before joining L Brands, Mr. Waters was Managing Director for Boots Retail International, a leading health and beauty retailer. Mr. Waters has lived and worked in five countries leveraging his experience in strategic planning, merchandising, brand management, marketing and supply chain operations to establish new business models in over 80 countries around the world. Mr. Waters received a Bachelor of Arts in Retail Marketing from Manchester University in U.K. As part of his commitment to the community, Mr. Waters is a Governor on the National Board of the Boys and Girls Clubs of America and has served as Chairman of the Midwest region.

Skills & Qualifications:

Mr. Waters’ qualifications for election include his service as Chief Executive Officer of VS&Co and his previous service in various leadership roles at L Brands since 2008.

12	VS&Co | 2023 Proxy Statement

Corporate Governance

We are committed to strong and effective corporate governance, an attribute we consider critical to achieving long-term value for our stockholders.

ROLE OF THE BOARD

The Board of Directors is ultimately responsible for overseeing the management of VS&Co. The executive management team is responsible for the day-to-day business and operations of VS&Co. The Board works with the management team to guide VS&Co’s long-term strategy and overall vision and direction. The Board is responsible for making certain key decisions about financial planning, significant capital expenditures, executive compensation structure and philosophy, the composition of the Board and executive management team, material acquisitions, and other high-priority matters. The Board is also involved in stockholder and community relations, ethical and legal compliance, risk management, and environmental, social, and governance (“ESG”) issues. Many of these roles are performed through the Board’s three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. See “Board Committees” below for additional detail on the roles of each committee.

Board Leadership Structure

The Board is led by an independent Chair who presides over each Board meeting, including executive sessions where the independent directors meet separately without management or non-independent directors present. Donna James, the current Chair of our Board, provides strong, thoughtful, and independent leadership for the Board and serves as a liaison between the Board and executive management. Ms. James brings vast knowledge and experience about VS&Co to her role, having served on the board of directors of L Brands, our former parent company, since 2003. As Chair of the Board, she represents the Board in communications with stockholders and other stakeholders, provides instruction on which topics and issues deserve the Board’s attention and consideration, and meets regularly with the CEO to provide guidance on emerging risks and other matters that arise between Board meetings.

VS&Co’s Corporate Governance Guidelines require that the CEO and Chair of the Board roles remain separate. The Chair of the Board must be an independent director who is elected annually by majority vote of the independent directors. We believe the separation of the roles of Chair and CEO is ideal given our strategic and operational priorities. This structure allows the CEO to focus on VS&Co’s business, operations, and strategy, with the benefit of the Chair’s unique experience, perspective, and vision. Given the current direction and ownership and leadership structure of the Company, it is unlikely that the Board would amend the Corporate Governance Guidelines to permit the roles of CEO and Chair to be filled by a single individual. Such a change would be carefully considered in light of the best interests of our stockholders, and we would notify stockholders if that change should occur.

On an annual basis, the Board selects a Chair to lead each Board committee. Sarah Davis is the current Chair of the Audit Committee; Irene Chang Britt is the current Chair of the Human Capital and Compensation Committee; and Anne Sheehan is the current Chair of the Nominating and Governance Committee. Each Board committee provides a report of its affairs to the full Board on a quarterly basis.

For more information on our Board structure and operations, please see our Corporate Governance Guidelines, available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

Board Oversight of Risk Management

The Board is responsible for oversight of enterprise risk, with a focus on the most significant risks we face, including strategic, competitive, economic, operational, financial, legal, regulatory, cybersecurity, ESG, compliance, and reputational risks. The Board regularly receives reports regarding these risks from the CEO, Chief Financial Officer, Chief Legal Officer and Chief Human Resources Officer, Chief Information Officer, Chief Diversity, Equity and Inclusion Officer, Chief Ethics and

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    Corporate Governance

Compliance Officer, Vice President of Internal Audit, and other members of the executive management team, as well as additional updates on an as-needed basis. In addition, the Board consults outside advisors who provide training, help the Board anticipate future threats and trends, and answer Company-specific questions on key areas of risk. Directors are also encouraged to obtain continuing education on risk management to further develop their expertise.

Management has implemented a holistic and integrated approach to enterprise risk management that includes (i) identifying and assessing risks and (ii) developing and implementing strategic plans and processes to mitigate those risks. The Board oversees the risk management program and assists management in assessing major risks and evaluating options for their mitigation. Risks with higher levels of priority and urgency draw more of the Board’s time and attention. Ultimately, it is the responsibility of the CEO and senior management to determine the appropriate level of exposure to risk with oversight by the Board.

The Board has delegated oversight of certain risk areas to the standing Board committees. The committees regularly report to the full Board regarding their risk oversight responsibilities.

•	Audit Committee

•	Regularly reviews our policies and practices with respect to enterprise risk assessment and management

•	Oversees management and mitigation of our major financial risk exposures

•	Regularly reviews our policies and practices with respect to cybersecurity risk and our data security policies

•	Oversees management of the transition services agreements entered into in connection with the spin-off from L Brands

•	Regularly reviews our anti-fraud programs and controls

•

Works with management, including the Chief Legal Officer and Chief Ethics and Compliance Officer, and our independent auditors to oversee assessment and mitigation of significant legal, regulatory, and ethical compliance risk

•	Human Capital and Compensation Committee

•	Oversees management and mitigation of risks related to human capital management and risks arising from our compensation policies and practices and succession planning

•	Nominating and Governance Committee

•	Oversees management and mitigation of risks related to our corporate governance, sustainability, and social responsibility programs

Board Oversight of Cybersecurity

Cybersecurity is a key priority within the Company’s enterprise risk management program. The Board oversees the systems and processes in place to securely receive, transmit, and store confidential information about VS&Co, our associates and our customers in order to protect against, detect, and respond to data security threats and incidents. The Board’s oversight of cybersecurity has been delegated in part to the Audit Committee, which receives reports from the Chief Information Security Officer and other members of management on the effectiveness of the cybersecurity program and related information security matters on a biannual basis, with additional updates as needed. The Audit Committee reports to the Board on this function at least annually.

As part of our cybersecurity program, we have developed a cyber incident response plan that sets forth controls and procedures for prompt reporting and remediation of any material cybersecurity incident. We also utilize an independent third party to periodically assess our cybersecurity and information security program and suggest opportunities for improvement. Associates who have access to confidential information receive training on cybersecurity at least annually, and we maintain a cybersecurity and information security risk insurance policy. VS&Co has not experienced a material cybersecurity or information security breach since the spin-off from L Brands in 2021.

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    Corporate Governance

Board Oversight of ESG

The Board considers the identification and management of ESG risks and opportunities to be critical to the success of our long-term business strategy. Accordingly, the Board reviews ESG risks and opportunities at least annually. In addition, the Nominating and Governance Committee maintains direct oversight of VS&Co’s actions in furtherance of our corporate social responsibility, ESG and philanthropic initiatives, including the impact of our operations on associates, citizens and communities. The Nominating and Governance Committee periodically reviews our programs, policies and strategies relating to corporate social responsibility, including, but not limited to, environmental, sustainability, climate change, social issues involving supply chain, and philanthropic initiatives. The Nominating and Governance Committee also oversees our ESG reporting program, through which we communicate our position and progress on ESG initiatives to our stockholders, customers, and other stakeholders. The Human Capital and Compensation Committee oversees our programs, policies and strategies relating to human capital management, including diversity, equity and inclusion. As appropriate, the Nominating and Governance Committee and, with respect to human capital management and DEI, the Human Capital and Compensation Committee, receive reports from management in order to monitor progress in these areas and report to the full Board.

BOARD COMPOSITION

The Board is currently comprised of eight directors. Each director is elected annually by our stockholders to serve a one-year term expiring at the next annual meeting of stockholders.

Director Independence

The Board has determined that each of Irene Chang Britt, Sarah Davis, Jacqueline Hernández, Donna James, Mariam Naficy, Lauren Peters, and Anne Sheehan is independent under the listing standards of the NYSE and applicable SEC rules. All of our directors other than Martin Waters, our Chief Executive Officer, are independent. Mr. Waters is not independent because he is an executive officer of VS&Co. Aside from Mr. Waters’ employment and compensation agreements, none of our directors are party to any related person transaction as defined by our Related Person Transaction Policy.

Our Corporate Governance Guidelines require that a majority of our directors, as well as each member of the Audit Committee, Human Capital and Compensation Committee, and Nominating and Governance Committee, are independent, as determined by the Board pursuant to the standards of the NYSE and any other applicable laws, rules, and regulations. In determining the independence of our directors, the Board considers all relevant facts and circumstances, including the relationships that each director has with VS&Co, including, but not limited to, any commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. This determination is made annually.

The Board also determined that each member of the Audit Committee satisfies the heightened independence standards for audit committee members under applicable SEC rules and considered the additional factors under applicable NYSE rules for compensation committee members before determining that each member of the Human Capital and Compensation Committee is independent.

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    Corporate Governance

Director Selection and Removal

All members of the Board are elected each year at the annual meeting of stockholders. Pursuant to our Bylaws, in an uncontested election, directors are elected by majority of the votes cast, which means each nominee must receive more votes “for” his or her election than “against” his or her election. In a contested election where the number of nominees exceeds the number of directors to be elected, directors are elected by plurality vote, which means the nominees with the most votes “for” their election will be elected as directors. As provided in our Amended and Restated Certificate of Incorporation, any director can be removed at an annual or special meeting of stockholders, with or without cause, by the affirmative vote of stockholders holding at least a majority of the outstanding shares of VS&Co common stock entitled to vote in the election of directors.

The Nominating and Governance Committee is responsible for developing the criteria for the selection of nominees for director and recommends to the Board candidates for nomination at the annual meeting of stockholders or to fill any vacancy on the Board. The Board is responsible for the final selection of director nominees.

The Nominating and Governance Committee oversees searches for and identifies qualified individuals for Board membership taking into consideration candidates’ independence, judgment, ethics and integrity, experience, and skills, as well as our commitment to diversity, equity, and inclusion. Our Corporate Governance Guidelines require that the initial pool of candidates identified to be considered for any Board vacancy include persons reflecting a diversity of race, ethnicity, gender, sexual orientation, or other underrepresented groups. The Nominating and Governance Committee periodically reviews the composition of the Board and its committees in light of the current needs of the Board, the Company, and each of the Board committees. The Nominating and Governance Committee may consider director candidates from any reasonable source. A third party search firm may be engaged to assist the Nominating and Governance Committee in identifying potential new director candidates.

For information on how stockholders can propose nominees for director, see “Stockholder Proposals for the 2024 Annual Meeting” below. The Nominating and Governance Committee uses the same criteria and process to evaluate candidates nominated by stockholders as it does for any other candidate.

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    Corporate Governance

Director Skills and Qualifications

Our Board believes that the current directors as a collective group have the skills, experience, character, and backgrounds to provide effective oversight of VS&Co and create long-term sustainable growth and value for our stockholders through successful execution of our strategic plan. The table below and the director biographies that appear earlier in this Proxy Statement summarize some of the key attributes, experience and skills that each director brings to the Board. If an individual director is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in that specific area.

Attribute, Experience or Skill	Donna James	Sarah Davis	Irene Chang Britt	Jacqueline Hernández	Mariam Naficy	Lauren Peters	Anne Sheehan	Martin Waters

Executive Officer or Other Senior Leadership	X	X	X	X	X	X	X	X

Other Public Company Directorship	X	X	X	X	X	X	X

Strategic Planning	X	X	X	X	X	X	X	X

Risk Management	X	X	X	X	X	X	X	X

Legal / Regulatory Compliance	X	X	X	X	X	X	X	X

Finance / Accounting	X	X	X	X	X	X	X	X

Cybersecurity	X	X	X		X	X	X

Retail Industry	X	X		X	X	X		X

Brand Transformation	X	X	X	X	X	X		X

Consumer Marketing	X	X	X	X	X	X	X	X

Supply Chain Logistics	X	X	X		X	X		X

Store Operations	X	X	X	X		X	X	X

E-commerce / Digital Operations	X	X	X	X	X	X	X	X

International Markets	X	X	X	X		X	X	X

Environmental / Sustainability	X	X	X	X	X	X	X

Women’s Advocacy	X	X	X	X	X	X	X	X

Diversity, Equity and Inclusion	X	X	X	X	X	X	X	X

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    Corporate Governance

Director Diversity

Our Corporate Governance Guidelines require our Board to be composed of members with diverse backgrounds who possess the integrity, judgment, skills, experience, and other characteristics that are deemed necessary or desirable for the effective performance of the Board’s oversight function and other roles. We require that the initial pool of candidates identified to be considered for any Board vacancy include persons reflecting a diversity of race, ethnicity, gender, sexual orientation, and other underrepresented groups.

Board Diversity Matrix (as of April 14, 2023)

Total number of directors: 8	Women	Men	Non-Binary	Did not disclose gender

Part I: Gender Identity

Directors(1)	7	1	—	—

Part II: Demographic Background

African American or Black(2)	1	—	—	—

Alaska Native or American Indian	—	—	—	—

Asian(3)	2	—	—	—

Hispanic or Latino/a/x(4)	1	—	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White(5)	3	1	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQIA+	—	—	—	—

Did Not Disclose Demographic Background	—	—	—	—

(1) Irene Chang Britt, Sarah Davis, Jacqueline Hernández, Donna James, Mariam Naficy, Lauren Peters, and Anne Sheehan identify as women. Martin Waters identifies as a man.

(2) Donna James’ race or ethnicity is Black.

(3) Irene Chang Britt’s and Mariam Naficy’s race or ethnicity is Asian.

(4) Jacqueline Hernández’s race or ethnicity is Hispanic.

(5) Sarah Davis’s, Lauren Peters’, Anne Sheehan’s, and Martin Waters’ race or ethnicity is White.

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    Corporate Governance

BOARD POLICIES AND PRACTICES

Director Attendance

Our directors are called upon to be knowledgeable about and interested in the business of VS&Co. Directors are expected to attend all or substantially all of the Board and applicable Board committee meetings and to devote the time necessary to diligently discharge their duties. All directors are invited to attend all Board committee meetings, even if they are not a member of that committee.

Directors are required to attend the annual meeting of stockholders, unless unable to do so due to extraordinary circumstances. All directors attended the annual meeting of stockholders in 2022. All directors are expected to attend the 2023 Annual Meeting.

Board Meetings

The Board met fourteen times in fiscal 2022. During fiscal 2022, each director attended more than 75% of the meetings of the Board and the Board committees on which the director served during the director’s tenure. For any Board meeting, the presence of a majority of the directors constitutes a quorum, which is required for the Board to transact business. Except as otherwise required by law or our Certificate of Incorporation or Bylaws, Board action requires the vote of a majority of the directors present at a meeting with quorum. Each director has one vote.

Executive Sessions of Independent Directors

Our independent directors are ensured adequate opportunity to meet in executive session, without management or non-independent directors present, at each meeting of the Board and the Board committees. The independent directors are required to meet in executive session at least once per year and have established a custom of meeting in executive session at nearly all Board and committee meetings. In fiscal 2022, 93% of Board meetings included an executive session.

Stock Ownership Guidelines

Directors are expected to comply with our stock ownership guidelines. Once a director has served on the Board for four years, he or she must maintain ownership of a number of shares of VS&Co common stock equal to the sum of the net shares he or she received as Board compensation over the preceding four-year period. For purposes of these guidelines, “net shares” means the number of shares that would remain if shares received by the director are sold to satisfy any associated tax obligations (assuming a tax rate of 40%) upon receipt.

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    Corporate Governance

Director Orientation and Continuing Education

Ongoing director education is an important priority of the Company and the Board. Meetings of the Board and its standing committees regularly include presentations on educational topics and updates on emerging issues. In addition, directors are encouraged to participate in and attend, at VS&Co’s expense, additional continuing education programs, including programs recommended by the Nominating and Governance Committee.

New members of the Board receive a formal orientation designed and implemented under the supervision of the Nominating and Governance Committee. New Board members meet with the CEO, the Chief Financial Officer, the Chief Legal Officer and Chief Human Resources Officer, and other members of management to discuss topics including, but not limited to, business operations, long-term strategy, and governance policies.

Performance Evaluations

The Board and each standing Board committee undergo a structured annual performance evaluation designed and overseen by the Nominating and Governance Committee. Each director completes an assessment of the Board, each committee on which such director serves, as well as his or her own performance as a director. The Nominating and Governance Committee reviews each self-assessment and recommends opportunities for improvement. The Board and each of its standing committees discuss the performance evaluation results and suggestions for improvement during an executive session of the next Board or committee meeting.

Board Term Limits and Age Limits

We have not established term limits for directors. The Board strives to maintain a balance between directors with new perspectives and those with a deep understanding of VS&Co’s history, operations and performance. Through the Board performance evaluation process and annual nomination for re-election, the Board believes that it can effectively manage and maintain the right balance of Board tenure. We have not established age limits for directors for these same reasons.

Service on Other Public Company Boards

In order to ensure sufficient time to dedicate to Board duties, any director who is a current CEO or other named executive officer of a public company may serve on no more than one public company board in addition to our Board. Any director who is not a current CEO or named executive officer of a public company may serve on up to three public company boards in addition to our Board. Further, due to the enhanced time commitment associated with being a member of an audit committee, no director may serve on more than three audit committees (including our Audit Committee) at any time.

Directors are required to notify the Chair of the Board prior to accepting any public company director role in order to avoid potential conflicts of interest and to allow the Board to assess compliance with the limitation on public company board service described above.

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    Corporate Governance

Change in Circumstances

If a director has a change in his or her primary occupation, employer, consulting status, investor status or other personal or professional circumstances that may adversely impact the director’s ability to dedicate the time and attention necessary to the Board, call into question his or her independence, or negatively impact our business or reputation, the director must submit his or her resignation to the Chair of the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or decline the director’s resignation, taking into account the relevant circumstances and the best interests of VS&Co and its stockholders.

Conflicts of Interest and Compliance with Code of Conduct

Directors are expected to avoid any action or relationship that creates, or creates the appearance of, a conflict between VS&Co’s interests and their personal or immediate family’s interests. Directors must make prompt, complete, and continuing disclosure of all facts relating to any actual or potential conflict to the Chair of the Audit Committee. The Chair will then consult with counsel and, as appropriate, the full Audit Committee regarding the resolution of the matter in accordance with applicable law and VS&Co policies.

Directors are expected to comply with all applicable provisions of our Code of Conduct. Directors are also expected to comply with all other applicable policies that may be adopted from time to time, including, but not limited to, our Insider Trading Policy and Related Person Transaction Policy.

Compensation Committee Interlocks and Insider Participation

The Human Capital and Compensation Committee is comprised entirely of directors who are not current or former employees of VS&Co or any of its subsidiaries and who qualify as independent under applicable NYSE standards and SEC rules. During fiscal 2022, (i) none of the members of the Human Capital and Compensation Committee had any relationships requiring disclosure under the SEC’s related party transaction rules, (ii) none of the members of the Human Capital and Compensation Committee was an executive officer of a company for which one of our executive officers is a director, and (iii) none of our executive officers served as a director or member of the compensation committee of an entity that has an executive officer who is a director of VS&Co or member of the Human Capital and Compensation Committee. Accordingly, no compensation committee interlocking relationships exist between the members of the Human Capital and Compensation Committee and the board or compensation committee of any other company.

BOARD COMMITTEES

The Board has established three standing committees: the Audit Committee, the Human Capital and Compensation Committee, and the Nominating and Governance Committee. Each committee is governed by a written charter that has been approved by the applicable committee and the full Board. These charters can be accessed on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

The roles and responsibilities of each Board committee are described below. The following table shows the current membership of the Board’s standing committees. An asterisk indicates members of the Audit Committee who the Board has determined qualify as an “audit committee financial expert” in accordance with SEC rules.

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Director	Audit Committee	Human Capital and Compensation Committee	Nominating and Governance Committee

Irene Chang Britt	∎	CHAIR

Sarah Davis	CHAIR*		∎

Jacqueline Hernández		∎	∎

Donna James, Chair of the Board	∎*		∎

Lauren Peters	∎*	∎

Anne Sheehan		∎	CHAIR

Martin Waters, CEO

Mariam Naficy			∎

Audit Committee

Each member of the Audit Committee is financially literate and independent, as required by NYSE listing standards, and also meets the heightened independence standards for audit committee members under applicable SEC rules. In addition, the Board has determined that each of Sarah Davis, who serves as Chair of the Audit Committee, Donna James, and Lauren Peters is an “audit committee financial expert” under SEC rules. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of the Audit Committee or the Board.

The Audit Committee met nine times during fiscal 2022. All members of the Audit Committee attended every meeting of the committee during fiscal 2022. The responsibilities of the Audit Committee include, among other duties:

•	Appoint, compensate, retain, oversee, and terminate our independent registered public accounting firm

•	Review and approve the scope, timing, and staffing of the audit conducted by the independent registered public accounting firm

•

Discuss any critical audit matters and significant findings from the audit conducted by the independent registered public accounting firm, as well as any significant problems or difficulties encountered

•	Evaluate the independent registered public accounting firm’s qualifications, performance, and independence and present such findings to the Board

•	Evaluate the performance, responsibilities, budget, and staffing of our internal audit function

•	Review the internal audit plan and results

•

Review and discuss with management, the internal auditors, and the independent registered public accounting firm our annual and quarterly financial statements and disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Annual Report on Form 10-K prior to filing with the SEC

•	Review earnings press releases and our policies with respect to financial information and earnings guidance provided to the market

•	Review our system of internal controls and disclosure controls and procedures

•	Review our policies and practices with respect to enterprise risk management, enterprise risk assessment, cybersecurity risk, and our data security policies

•	Discuss with management our major financial risk exposures and the steps that have been taken to monitor and control such exposures

•	Review our anti-fraud programs and controls and report such findings to the Board

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•	Oversee the investigation and resolution of significant legal or regulatory matters affecting VS&Co as well as significant matters arising under the Code of Conduct

•	Review and, if appropriate, approve related party transactions in accordance with the Related Person Transaction Policy

•	Stay abreast of current accounting trends and developments and discuss with the independent registered public accounting firm and management any resultant action or changes that may be appropriate

Human Capital and Compensation Committee

The Human Capital and Compensation Committee, chaired by Irene Chang Britt, is comprised of directors who qualify as independent, including under the additional NYSE independence requirements applicable to compensation committee members. The Human Capital and Compensation Committee met eleven times during fiscal 2022. Members of the Human Capital and Compensation Committee attended 98% of committee meetings during fiscal 2022. The responsibilities of the Human Capital and Compensation Committee include, among other duties:

•	Oversee our human capital management, including our diversity, equity and inclusion programs, policies, and strategies

•	Review and approve our compensation and benefits philosophy and policies, including any incentive compensation plans and equity-based plans

•	Review and assess risks arising from our compensation policies and programs and report such findings to the Board

•	Evaluate the CEO’s performance and approve his or her compensation, with the input of the full Board

•	Review and approve the compensation structure of the other executive officers

•	Recommend to the Board the compensation of the directors

•	Review and discuss with management the “Compensation Discussion and Analysis” portion of the annual proxy statement

•	Oversee the succession plans for the CEO and other executive officers

•	Review our key workforce management and human capital policies and practices related to:

•	Organizational engagement and effectiveness

•	Culture

•	Diversity, equity, and inclusion

•	Equal employment opportunity

•	Talent recruitment and retention

•	Associate development programs

•	Performance and skills evaluations

Nominating and Governance Committee

Anne Sheehan is the Chair of the Nominating and Governance Committee. The Board has determined that each member of the committee is independent under NYSE listing standards. The Nominating and Governance Committee met six times during fiscal 2022. All members of the Nominating and Governance Committee attended all committee meetings in fiscal 2022 held during their service on the committee. The responsibilities of the Nominating and Governance Committee include, among other duties:

•	Develop and recommend to the Board the criteria and procedures for the selection of director nominees

•	Identify and recommend to the Board qualified candidates for director

•	Review and consider the qualifications of any individual nominated by stockholders as a candidate for director

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    Corporate Governance

•	Review and make recommendations to the Board regarding the composition, size, structure, practices, policies, and activities of the Board and the Board committees

•	Oversee the annual evaluation of the performance of the Board, the Board committees, and the individual directors, and recommend ways to improve such performance

•	Design and oversee orientation programs for new directors and continuing education programs for existing directors

•

Oversee and review our programs, policies, and strategies relating to corporate social responsibility, including, but not limited to, environmental, sustainability, climate change, social issues involving supply chain, philanthropic initiatives and, together with the Human Capital and Compensation Committee, human capital management and diversity, equity and inclusion

•	Review our government affairs and political participation, including advocacy, lobbying, political contributions, and trade association memberships

•	Develop and recommend to the Board the VS&Co Corporate Governance Guidelines and monitor compliance with such guidelines

•	Stay abreast of developments in the area of corporate governance generally to ensure that we remain current with respect to our governance policies

CORPORATE GOVERNANCE POLICIES AND PRACTICES

The following section describes certain of our key corporate governance-related policies and practices. We also maintain a myriad of additional policies related to ethics complaint escalation, anti-corruption, partnering with responsible suppliers, environmental responsibility, product quality, use of company property and more.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines to support our commitment to sound and effective corporate governance practices. The guidelines address the selection of directors, director independence, Board structure and operations, including the size of the Board, executive sessions of independent directors, and Board committees, responsibilities of the Board, director compensation and stock ownership guidelines, and other governance-related matters. The Nominating and Governance Committee periodically reviews the Corporate Governance Guidelines, recommending to the Board any changes it deems appropriate, and monitors compliance with the guidelines. The Corporate Governance Guidelines are available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials.

Code of Conduct and Ethics Hotline

The VS&Co Code of Conduct applies to all directors, officers, and associates. The Code of Conduct is based on our values and sets forth standards and expectations with respect to honesty, workplace health and safety, civility and anti-harassment, equal opportunity, global trade, conflicts of interest, political engagement, bribery and corruption, protecting personal and business information, insider trading, and related behaviors. All associates are required to certify that they have read and agree to abide by our values and Code of Conduct. Our Code of Conduct also references our VS&Co Speak Up Policy, which reinforces the reporting channels associates may use to report ethics-related issues, provides a high-level framework for how we investigate wrongdoing, and includes additional detail on our commitment that no associate will be subject to retaliation for raising concerns.

The Code of Conduct has been approved by the Board. It is available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Governance Materials. The Audit Committee must approve any waiver of the Code of Conduct for any director, officer, or executive in the position of Senior Vice President or above. All other waivers must be approved by the Chief Legal Officer or the Chief Ethics and Compliance Officer.

We also maintain an Ethics Hotline where associates may anonymously report potential instances of unethical conduct and potential violations of law or company policies at any time. The Ethics Hotline is accessible to all associates globally by country-specific phonelines or via website, available in ten languages. The Ethics Hotline is operated by an independent third

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    Corporate Governance

party and provides translation services to support associates who call and wish to make reports in a language other than English. We are committed to undertaking a fair, prompt and, when possible, confidential review of concerns reported to the Ethics Hotline.

Insider Trading Policy

The VS&Co Insider Trading Policy prohibits insider trading and certain other transactions of our common stock. The policy applies to all directors, officers, associates, consultants and contractors of VS&Co. The Insider Trading Policy provides that any person who is aware of material nonpublic information about VS&Co is prohibited from trading our securities and from disclosing material nonpublic information to other persons who may trade on the basis of that information. Certain individuals who are more likely than others to have material nonpublic information about us, including directors, are subject to additional restrictions, such as specified trading windows, pre-clearance requirements, and transaction reporting.

The Insider Trading Policy also prohibits our directors, executive officers, and other associates who have frequent or special access to material nonpublic information (“insiders”) from engaging in transactions in publicly-traded put options, call options, or other derivatives of our securities, transactions “hedging” the risk of ownership of our securities, including the use of financial instruments such as prepaid variable forwards, equity swaps, and collars, and short sales of our securities. In addition, directors and insiders are prohibited from holding our securities in margin accounts or pledging our securities as collateral for loans. This prohibition applies to all shares held by directors and insiders without exception. Accordingly, none of our directors or executive officers have pledged shares of VS&Co stock.

Stockholder Outreach

We are committed to healthy and recurrent engagement with our stockholders and consider this critical to achieving our long-term strategic goals. The Board and executive management team welcome and value dialogue with stockholders and intend to foster and encourage engagement with stockholders on an ongoing basis. Directors and members of the executive management team are available to meet with stockholders at their request and convenience to discuss our performance, long-term strategy, governance, and other related matters.

Throughout fiscal 2022, the CEO, Chief Financial Officer, Chair of the Board and other members of our Investor Relations and executive management teams met with numerous stockholders and participated in investor conferences. In October 2022, we hosted an Investor Day to discuss our strategic vision and long-term strategic growth plan. Stockholders, analysts, and other interested parties were invited to attend the meeting in person or via live webcast. At the encouragement of our stockholders, we increased our disclosures regarding the effectiveness of our diversity, equity and inclusion efforts in our 2022 ESG Report.

The Board periodically receives reports from management and outside consultants on stockholder and analyst feedback.

Communications with the Board

The Board provides a process for stockholders and other interested parties to send communications to the full Board, a specific Board committee, or one or more specific directors, including the independent directors as a group. Stockholders and other interested parties wishing to communicate with the Board may send an email to BoardOfDirectors@victoria.com or mail to: Board of Directors, Four Limited Parkway, Reynoldsburg, Ohio 43068. Communications intended for one or more specific directors should be addressed to her, his, or their attention. This information is also available on the Investors section of our website, www.victoriassecretandco.com, under Corporate Governance, Contact the Board.

RELATED PARTY TRANSACTIONS

The Board has adopted a written Related Person Transaction Policy that governs the review and, if deemed appropriate pursuant to the policy, approval and disclosure of related party transactions. The policy applies to directors, nominees for director, executive officers, stockholders owning 5% or more of our outstanding common stock, and immediate family members of those persons (each, a “related person”). Subject to certain exceptions, any financial or commercial transaction, arrangement or relationship involving VS&Co or one of its subsidiaries, in which a related person has a direct or indirect

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    Corporate Governance

material interest, must be approved or ratified by the Board or a designated committee consisting solely of independent directors. Examples of transactions that would fall under the scope of the Related Person Transaction Policy include indebtedness, guarantees of indebtedness, the purchase or sale of goods or services, and the lease of real estate. Each director, director nominee, and executive officer must promptly inform the Corporate Secretary of any potential related party transaction, which notice must include a description of the material terms of the transaction. In reviewing any such transaction, the Board or committee will consider all material facts and circumstances and will approve or ratify the transaction only if it determines that the transaction is in, or not inconsistent with, the interests of VS&Co and its stockholders.

Other than employment and compensation arrangements described under “Compensation Discussion and Analysis,” since January 30, 2022, there were no transactions or series of transactions, nor is there any currently proposed transaction, (i) in which VS&Co was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) in which any related person had or will have a direct or indirect material interest.

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Consciously Designing Positive Change – ESG at VS&Co

We are committed to making products our customers can feel good about wearing, having diverse and inclusive workplaces where all associates are supported in their success, and conducting our business in a more socially and environmentally responsible way.

VS&Co is powered by a global team of passionate associates who are united by a common purpose: providing our customers with products and experiences that make them feel good inside and out while driving positive change through the power of our platform and advocacy.

Board Oversight

VS&Co is a values-based company, and we strive to operate our business according to high standards of social responsibility. The Board, with the support, as relevant, of the Human Capital and Compensation Committee and the Nominating and Governance Committee, reviews issues of social responsibility, including diversity, equity, and inclusion, ESG and philanthropic initiatives, and our policies, practices and progress with respect to such issues.

ESG Reporting

VS&Co’s second annual ESG report (the “2022 ESG Report”) was published on April 11, 2023 to provide a comprehensive view of our environmental, social, and governance performance. Our report is guided by the Sustainability Accounting Standards Board (SASB) framework’s Apparel, Accessories, and Footwear industry standard, and with reference to the Global Reporting Initiative (GRI) framework. The 2022 ESG Report is available on the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co.

ESG Materiality Assessment

In 2022, VS&Co conducted a materiality assessment to determine our most significant ESG issues. The work included an expansive listening exercise to understand and analyze the topics most important to our stakeholders, including our customers, regulators, associates, supply chain business partners and stockholders who invest in our vision. For purposes of the materiality assessment, we consider a topic “material” if it has significant environmental, economic or social impact or influences stakeholder decisions about our company.

The following ten ESG issues were identified as most significant to our business:

Environment	Social	Governance
• Greenhouse Gas Emissions & Climate Action • Packaging Materials • Sustainable Products	• Diversity, Equity & Inclusion • Human Rights • Responsible Marketing • Training & Development • Women’s & Young Adult Empowerment	• Executive Team Composition & Governance • Shareholder Rights & Governance

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    Consciously Designing Positive Change – ESG at VS&Co

This materiality assessment serves as the foundation to our ESG strategy. Please visit the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co to access the ESG Materiality Assessment.

Respecting Human Rights

VS&Co is committed to respecting human rights. Our guiding philosophy on human rights is based on the following international frameworks:

•	Universal Declaration of Human Rights (UDHR)

•	ILO Declaration on Fundamental Human Rights and Principles at Work

•	UN Guiding Principles on Business and Human Rights

In addition to the frameworks above, our practices with regards to human rights draft from the Organisation for Economic Co-operation and Development (OECD) Guidelines for Multinational Enterprises and the OECD Due Diligence Guidance for Responsible Business Conduct (RBC).

At VS&Co, we understand that our impact on human rights reaches beyond our own supply chain and extends to all the communities in which we operate. We proactively engage with stakeholders to strive to be a responsible corporate citizen everywhere we operate. We continuously evaluate our processes and activities to ensure that human rights are respected throughout our business operations. Transparency is a priority in our practices, understanding that respect for human rights in our products and raw materials is paramount for our customers, employees, investors, and other stakeholders.

Our actions—both in our local communities and across our company—are guided by fostering inclusion, creating equity, acting with integrity and behaving ethically.

We understand that respect for human rights must start with the highest level. We regularly convene a Human Rights Task Force comprised of executive level associates to ensure that human rights remain a central focus of our operations from the highest level all the way through our supply chain.

Our Human Rights Statement is available on our website, www.victoriassecretandco.com, under Corporate Responsibility, Supply Chain, Social Compliance Program, Commitment and Governance.

Labor in the Supply Chain

At VS&Co, we have a long history of maintaining rigorous labor standards for our suppliers, and believe we play an important role in empowering workers and improving working conditions across our supply chain.

For our lingerie and apparel products, our top 10 lingerie and apparel suppliers represent more than 80 percent of our production spend; we have worked with the majority of these partners for 20 years or more. We are committed to mapping our supply chain at every stage of the manufacturing process, from finished goods to raw materials. We have mapped 100 percent of our Tier 1 and Tier 2 supply chain for our lingerie and apparel products. We publicly share an updated list of our Tier 1 Core Apparel Suppliers twice per year on our website, www.victoriassecretandco.com, under Corporate Responsibility, Supply Chain, Social Compliance Program, Traceability & Risk Assessment.

VS&Co has a Sourcing Risk Council, comprised of senior executives from various company divisions and functions, that meets quarterly to discuss core business, sourcing and purchasing practices and approve policies, as required. Executive representation includes leaders and stakeholders with expertise in the following areas:

•	Company Affairs

•	Ethics and Compliance

•	Global Trade Compliance

•	Government Affairs

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•	Independent Production Services (IPS)

•	Legal

•	Logistics

•	Procurement

•	Production and Sourcing

•	Regulatory and Quality Assurance

The Council assesses current risks, including geopolitical, social compliance and associated supply risks and sets policies related to responsible sourcing. The Sourcing Risk Council operates under the guidance and oversight of the Audit Committee. The Chair of the Sourcing Risk Council reports to the Audit Committee on a regular basis, and the Audit Committee updates the Board of Directors.

Given the complexity and nature of our supply chain, we have adopted stringent measures to promote the fair and ethical treatment of workers in our suppliers’ facilities. We require our suppliers to adhere to our Supplier Code of Conduct and detailed Supplier Guidebook, and we regularly audit in-scope supplier facilities for compliance. Our Supplier Code of Conduct clearly outlines our prohibitions against forced or child labor, corruption, bribery, discrimination, corporal punishment, unauthorized subcontracting, and more. The code must be posted in common areas by all our factories in English and the local language. The Supplier Code of Conduct and the Supplier Guidebook are available on our website, www.victoriassecretandco.com, under Corporate Responsibility, Supply Chain.

Environmental Impact

From extraction of raw materials to manufacturing, logistics, and waste, the fashion industry has a significant environmental footprint. VS&Co is committed to understanding the impact of our products and operations throughout the value chain—from raw materials to end of life—to take meaningful action to reduce our environmental footprint. In 2022, our materiality assessment process identified greenhouse gas (GHG) emissions, sustainable packaging and sustainable products as three top areas to address.

To drive work forward in these areas, we are first laying the foundation for improved measurement and tracking of our environmental performance. With baseline data in place, we will set targets to hold ourselves accountable and measure our progress. We are also engaging with experts, academics, peers and industry associations to advance our efforts in partnership with the broader industry.

Greenhouse Gas Emissions

We recognize that the retail industry and its supply chain are significant contributors to climate change. How we manage the impacts of climate change provides both a risk and opportunity for our organization. In May 2022, we established a Greenhouse Gas Emissions Task Force—representative of key stakeholders in our facilities, sourcing, supply chain, logistics, operations, finance, audit, legal and ESG teams—to collect our 2021 GHG emissions inventory, understand climate risks and opportunities to our organization, analyze our emissions across the value chain, and identify levers to reduce our emissions. Our emissions inventory is included in our 2022 ESG Report, available under the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co.

Products and Our Supply Chain

Lingerie & Apparel

Raw Materials

The raw materials we choose for our products impact our product quality, design, and ultimately, our environmental footprint. As we look ahead to future design, we will continue to evaluate the impact of the fibers we choose.

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In 2021, we became members of Textile Exchange, a global non-profit organization committed to driving positive impact on climate change across the fashion and textile industry. Through this membership, we are able to leverage data, insights, tools and a platform to collaborate with other brands. Textile Exchange is one of many resources—in addition to consulting partners, academia, scientists and other organizations—we reference for guidance to thoughtfully advance our raw material portfolio.

Additional detail on our raw material portfolio is included in our 2022 ESG Report, available under the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co.

Chemical Management

VS&Co’s chemical management program has two key goals: ensuring our products are safe for our customers and minimizing the environmental impact of manufacturing.

We require our lingerie and apparel suppliers to adhere to several rigorous policies and standards governing chemical management, including the Zero Discharge of Hazardous Chemicals (ZDHC) Manufacturing Restricted Substance List (MRSL), which is a list of chemical substances, including detergents, dyes and finishing agents, banned from use in textile operations. We actively verify MRSL conformance of the chemicals from wet-processing suppliers (e.g., dyeing mills and laundries) who produce more than 90% of our materials (based on material value). Raw materials used in our lingerie and apparel products must be certified to Oeko-Tex® Standard 100 or tested to VS&Co’s Restricted Substances List by a third-party laboratory to ensure substances used in making our products meet its requirements.

We also require our lingerie and apparel suppliers to adhere to our proprietary Global Apparel Chemical Policy, a guidance document for suppliers that outlines our expectations around the use of chemicals.

We continue to work closely with our lingerie and apparel suppliers to regularly assess compliance. Through our Product Stewardship Audit, we track compliance with our chemical policies, measure and reward performance through our Chemical Management Scorecard and address non-conformance with a corrective action plan or suspension from our supplier list, if needed. We provide training to partners on chemical management best practices and have secured agreements with more than 90 percent of our suppliers to gain their participation to ban and remove priority chemical groups from their supply chain.

In 2021, we set a target for core lingerie and apparel suppliers to use one-hundred percent certified MRSL-conformant chemicals in products by 2030. To date, more than 90 percent of suppliers’ chemical formulations are certified with ZDHC MRSL conformance level 1 or above.

Wastewater in Product Manufacturing

We conduct regular testing on our lingerie and apparel suppliers’ wastewater to ensure progress toward our goal of eliminating targeted chemicals. We collected more than 90 percent of our wet-processing suppliers’ wastewater testing data in 2022 and worked with them to eliminate hazardous chemicals from their discharge. Among the facilities tested in 2022, 91 percent had passing results for MRSL levels, 92 percent for heavy metals and 94 percent for other conventional parameters.

If a chemical listed on our MRSL is found in above-acceptable limits in treated or untreated water, we work with the supplier to identify the source of that chemical and to find a compliant alternative. We then require them to have their wastewater retested to verify the restricted chemical is no longer present.

Beauty

VS&Co is a global leader in prestige fragrances and body care. Beauty and personal care products make up approximately 15 percent of our product assortment. As these products are a meaningful and growing percentage of our portfolio, we are committed to increasing transparency of our ingredients and evaluating the environmental impact of our beauty products to inform future design and production.

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    Consciously Designing Positive Change – ESG at VS&Co

Our Management Approach to Product Safety and Integrity

Our product integrity team consists of research and development, regulatory affairs, product safety and clinical studies along with quality and manufacturing engineering. These globally integrated functions work in collaboration with our product fragrance development team and our vendor partners to oversee all aspects of our formulations, including ingredients selection, formula design, safety testing and review, qualifications and our product manufacturing processes.

From ideation to production to delivery to the customer, our focus is to ensure our products are compliant, of the highest quality and surpass our customers’ expectations in every respect, including the look, feel, fragrance and performance. Our regulatory affairs and product safety and clinical studies teams incorporate a variety of global standards and best practices to ensure our ingredients, formulations and finished products are safe for use around the globe.

Chemical Management

We strive to formulate our products with safe ingredients that create the best results. We proactively address product safety through our chemical management program, which includes removing known chemicals and identifying emerging chemicals of concern. Our beauty products are manufactured and sold in accordance with relevant laws and regulations. We also require our beauty suppliers to adhere to several rigorous policies and standards governing chemical management.

We are committed to continually evaluating our formulas and the ingredients we use. We formulate specific lines of products that include and exclude specific ingredients to ensure customers have the choice to select products that fit their needs.

No Animal Testing

VS&Co is against animal testing. No branded products, formulations or ingredients are tested on animals. We continue to support research and testing to further the implementation and regulatory acceptance of non-animal methods, and we are limiting the use of animal derived ingredients by developing more vegan formulas.

Packaging

We are taking a holistic approach toward understanding the environmental impact of our packaging, from sourcing, manufacturing methods, materials selection and end-of-life disposal and reuse channels. We are committed to increasing the use of recycled content in our packaging and optimizing our packaging design to support efficiency and reduce our environmental impact.

For additional detail on our packaging, please visit our 2022 ESG Report available under the Corporate Responsibility section of our website, www.victoriassecretandco.com, under ESG at VS&Co.

Community Impact

Through the VS&Co Foundation, we pledged $10 million to non-profit organizations in 2022.

Our Giving Focus Areas

•	Our Associates: Our associates are the heart of our business, and we are committed to supporting associate-powered giving to the causes that matter most to them.

•

PINK: PINK is committed to empowering and supporting all young adults in everything they do. We use our platforms and influence to foster positive mental health among young adults with a focus on diversity, equity and inclusion. We are stewards of our environment and are committed to doing well by doing right.

•	Victoria’s Secret: Victoria’s Secret is dedicated to improving the health and well-being of women, including a significant focus on developing women leaders and eradicating cancers affecting women.

•	Our Supply Chain: We are committed to supporting organizations that work to improve the lives of those within our supply chain.

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Human Capital Management

We believe that the way we view human capital management is a strength, and we are committed to continuing to build a responsible and inclusive business based on uncompromising transparency, fairness, diversity, and integrity, consistent with our Company values.

Diversity, Equity, and Inclusion

Diversity, equity, and inclusion (“DEI”) are key components of our culture and fundamental in achieving our strategic priorities and goals. At VS&Co, our DEI vision is to celebrate, honor and reflect the diversity of our customers, our associates and the communities where we engage.

Our mission is to inspire and empower all by reflecting experiences, expanding access, and recognizing diversity. We pledge to welcome and celebrate every associate, partner and customer—from all backgrounds, all abilities and all life stages.

As we strive to create a better future for our organization and our world, we are committed to consciously and continuously learning and growing from our past and present. For us, it is not just about selling products—it is about using our scale and platform to champion every voice and drive forward inclusion and equity for every individual.

Our DEI Strategic Framework

We believe that integrating DEI into everything we do is not just the right thing to do but is critical to driving performance and doing well for our associates, customers and communities. We are committed to bringing this to life through strategic actions with measurable goals, focusing on three key pillars: People, Experience, and Purpose.

People	More than stores, more than products, VS&Co is a community of people with different backgrounds, qualities, abilities, and talents. Embracing and fostering that diversity is what makes us strong. Our DEI People work is focused on:

• Retaining more diverse associates

• Increasing diversity within our workforce

• Enabling the growth and advancement of all our talent

Experience	When our people are at their best, our company is at its best. We are committed to creating a workplace where everyone can bring their whole selves to work and thrive. Our DEI Experience work is focused on:

• Increasing associate engagement on our DEI journey

• Driving inclusive leadership across our organization

• Fostering a happy and healthy culture

Purpose	We don’t just sell products, we inspire and uplift. We are passionate about creating products that meet our customers’ diverse needs and telling stories that reflect their journeys while empowering the communities where we live and work. Our DEI Purpose work is focused on:

• Reaching and serving more diverse customers

• Investing in more women-, BIPOC-, LGBTQIA+-, Veteran- and People with Disabilities-owned businesses and suppliers

• Using our platform and resources to empower our communities, advance racial and ethnic equity and promote social justice

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    Human Capital Management

To strengthen our workforce and better reflect and serve our customers, it’s critical that we have diverse voices at the table. We are committed to retaining more diverse associates, attracting more diverse talent and empowering the growth and advancement of all our associates.

The following data relative to associates’ gender identity reflects our global workforce; all data regarding race or ethnicity reflects only U.S.-based associates. All representation data is self-disclosed by our associates.

We are excited to share that in 2022, nearly 87 percent of associates were women and nearly 61 percent were people of color. Looking deeper, in our stores, more than 95 percent of associates were women and nearly 65 percent were people of color. In our distribution centers, nearly 58 percent of our associates were women and more than 70 percent were people of color. In our home office, nearly 61 percent of associates were women and nearly 29 percent were people of color.

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    Human Capital Management

Diversity in leadership drives innovation, fosters inclusion and ensures a brighter future for our organization and our world. Our Board is 88 percent women and 50 percent people of color. In 2022, of our director and above roles, nearly 61 percent were filled by women and nearly 18 percent were filled by people of color. Women of color make up more than 8 percent of these leadership positions.

We recognize we have opportunity to increase our diverse workforce and leadership representation, and will drive progress by:

•	Being intentional about promoting and advancing women and people of color

•	Recommending diverse interview slates

•	Tapping into diverse talent pipelines from stores and distribution centers to the home office

•	Offering equitable learning and development opportunities for all, including sending women and people of color to programs dedicated to the development and advancement of diverse leaders

•	Evolving our full life cycle recruiting process to address any barriers to entry

•	Forming new partnerships and relationships with organizations that cultivate a diverse talent pipeline

•	Holding leaders accountable for supporting the growth of diverse talent

As of January 28, 2023, we employed approximately 31,000 associates, approximately 17,000 of whom were part-time. In addition, temporary associates are hired during peak periods, such as the holiday season. Approximately 75% of our associates work in our stores, 12% in distribution centers with the remaining balance in home office and call centers.

Learning and Development and Inclusion Resource Groups

We are committed to investing in our associates by providing diverse learning and development opportunities, challenging work experiences, and offering Inclusion Resource Groups (“IRGs”). We believe that associates can reach their career goals through multiple roles, career paths and locations around the world. We offer a variety of enrichment experiences for those joining us as interns, new graduates, in mid-career or as a capstone to a career. Examples include:

•	Development Days: Dedicated time to advance technical, creative, or business skills

•	Leadership Development: Courses for associates in management positions to build critical skills and grow as effective leaders

•	Onboarding: Dedicated time to learn the business and to form important relationships for mentoring and development

•	Tuition Assistance: Reimbursement of 100% of eligible tuition expenses, up to $5,250 per calendar year

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    Human Capital Management

Our IRGs create an opportunity for associates to connect with one another around their shared passion for the important role DEI plays in our organization and for creating an inclusive and equitable workplace for all associates. Our IRGs provide professional development for associates and opportunities to volunteer in our communities, as well as support the needs of the business and help shape the culture of our company. Membership is open to all eligible associates and we currently have more than 850 members across the following six IRGs:

•	Asian Learning, Leadership & Innovation Network (All In): Asian American and/or Pacific Islander associates and their allies and advocates

•	Conexión: Hispanic and Latino/a/x associates and their allies and advocates

•	Evolve: LGBTQIA+ associates and their allies and advocates

•	Mosaic: Black and African American associates and their allies and advocates

•	Women Inclusion Network (WIN): Associates who identify as women and their allies and advocates

•	ADAPT: Associates who identify as People with Disabilities (and/or their caregivers) and their allies and advocates

Associate Engagement and Well-Being

Associate engagement and well-being are key components of our culture and fundamental in achieving our strategic priorities and goals.

Culture

We are committed to associate engagement by striving to foster a happy, healthy, and inclusive culture where everyone can bring their whole selves to work. At VS&Co, our purpose goes beyond selling product. We strive to provide a community of smart, passionate, and dedicated associates whose creativity, innovation and hard work fuel the world’s most recognized lingerie, apparel, and beauty brand. We also strive to provide a community in which all associates are treated fairly and respectfully, with equal access to opportunities and resources, allowing associates to contribute fully to our success. As our world evolves, we evolve with it by embracing social change, taking action, and holding ourselves accountable for creating a happy, healthy, and safe place to work.

We are focused on retaining, recruiting and advancing talent that reflects the customers we serve and the communities where we live and work. By encouraging a workplace environment where diversity, equity and inclusion are valued, we believe we can serve our customers better, as well as retain highly talented associates, suppliers and vendors of different backgrounds and experiences.

In addition, we maintain an Ethics Hotline where associates may anonymously report potential instances of unethical conduct and potential violations of law or company policies 24 hours a day, 7 days a week. We have a written Code of Conduct that is based on our values and provides a resource where associates can find information that defines behaviors that are acceptable and those that are not. We conduct an annual Code of Conduct compliance process which requires associates to certify that they have read and agree to abide by the Code of Conduct and to complete a separate training course.

Benefits

We are committed to associate well-being by providing quality benefits and offering equitable and competitive wages. We support our associates to be their best—at work and at home.

Our benefits programs are designed to be comprehensive, cost-effective and competitive to help our associates and their families be well and stay well. We offer competitive compensation, company-matched savings and contributions to the retirement plan, and flexible and affordable health, wellness, and lifestyle benefits to eligible associates. Eligible associates can choose benefits and access resources that fit their lifestyle, including, but not limited to, 14 weeks paid maternity leave, 6 weeks paid paternity leave, adoption assistance, tuition reimbursement, free access to life planning and health advocate services and generous merchandise discounts. We also recently extended a worldwide Employee Assistance Program for all

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    Human Capital Management

associates and anyone in their household to support mental health well-being. In addition, we offer paid time off to eligible part-time associates.

We are committed to equal opportunity and treatment for all associates which includes equal career advancement opportunities and equitable and competitive wages. Our compensation programs are designed to link annual changes in compensation to VS&Co’s overall performance. At the individual level, we strive to assess performance on both an associate’s contributions as well as behaviors displayed to achieve them. The emphasis on VS&Co’s overall performance is intended to align our associates’ financial interests with the interests of our stockholders. All salaried associates in the home office, distribution and call centers participate in our short-term cash incentive compensation program. We encourage associate stock ownership with the ability to purchase VS&Co shares at a discount through our associate stock purchase plan.

Ensuring Equal Pay for Equal Work

The heart of our business is our talented workforce. We offer competitive pay and benefits to our more than 30,000 associates around the world and pay all associates equitably regardless of gender, race, ethnicity or background.

We conduct an annual, rigorous and transparent review of 100 percent of our worldwide workforce that is verified by an independent third party to ensure that all salaries and incentive compensation targets are fair and unbiased. If we find any differences in pay between men and women globally or by race and ethnicity in the United States, we make upward adjustments. Our process reviews gender, race, ethnicity and the intersection of these identities. (Many jurisdictions outside the United States limit our ability to collect information on race and ethnicity and also what we can do with that information.)

We are pleased to report that our 2022 internal review as well as analysis by our third-party partner, the non-profit Fair Pay Workplace, revealed that 99 percent of our workforce was paid equitably. For the remaining 1 percent, we have made adjustments to processes and compensation to address inconsistencies.

Because workforces are dynamic and ever-changing, so is the work to ensure pay equity. We believe that pay equity is a journey, not a destination. VS&Co engages in an ongoing analysis and is committed to continued transparency relative to our metrics on pay equity, and we plan to report to our associates and to the public on an annual basis.

Health and Safety

Health and safety of our associates, customers, and vendors are key components of our culture and fundamental in achieving our strategic priorities and goals. We strive to provide safe and clean facilities, comply with all applicable workplace safety laws and have global safety policies and procedures to protect against avoidable injury.

Model Engagement and Photo Shoot Compliance

At VS&Co, our values define who we are and what we stand for, including treating everyone with dignity and respect. To support these values, we have established compliance processes and protocols which apply to all VS&Co associates and third parties participating in photo shoots, public relations events, fit sessions and other internal meetings where models are present.

Our Global Ethics and Compliance team is responsible for the day-to-day administration and management of the model engagement and photo shoot compliance protocols. Responsibilities include, but are not limited to, executing certain compliance processes related to the Photo Shoot Procedures and Fit Session Protocol, training new and existing associates, and escalating allegations of misconduct for investigation by the appropriate teams. For photo shoots, all external crew is required to certify to the VS&Co Anti-Harassment and Civility Policy and authorized compliance monitors are assigned to every photo shoot to provide oversight and ensure compliance with the Photo Shoot Procedures.

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Director Compensation

Our 2022 compensation plan for non-employee directors remained unchanged from 2021 and is outlined in the following chart. The Board has reviewed and assessed the program relative to the VS&Co peer group, in partnership with the Human Capital and Compensation Committee and its independent compensation consultant, and has affirmed the program for 2023, as well.

	Cash	Stock (fair market value of VSCO stock on grant date)

Board Fees	$111,900	$111,900

Committee Member Fees

Audit	$12,500	$12,500

Human Capital and Compensation	$12,500	$12,500

Nominating and Governance	$10,000	$10,000

Committee Chair Fees

Audit	$20,000

Human Capital and Compensation	$15,000

Nominating and Governance	$15,000

Board Chair Fees	$80,000	$80,000

The Chair fees are paid in addition to any Board and committee member fees. All cash retainers are paid quarterly in arrears. The equity retainers are granted under the Victoria’s Secret & Co. 2021 Stock Option and Performance Incentive Plan (the “VS 2021 Stock Plan”) and delivered 100% in the form of unrestricted VS&Co shares generally on the date of our annual meeting of stockholders.

In 2022, compensation earned by our non-employee directors was as follows. Mr. Waters’ compensation is disclosed in the 2022 Summary Compensation Table appearing elsewhere in this Proxy Statement.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)(1)	Total ($)

Irene Chang Britt	151,900	136,900	288,800

Sarah Davis	154,400	134,400	288,800

Jacqueline Hernández	134,400	134,400	268,800

Donna James	214,400	214,400	428,800

Mariam Naficy(2)	91,425	121,900	213,325

Lauren Peters	136,900	136,900	273,800

Anne Sheehan	149,400	134,400	283,800

(1) Stock awards were granted under the VS 2021 Stock Plan. We valued the stock awards by multiplying the closing price of our common shares on the NYSE on the grant date by the number of shares awarded.

(2) Mariam Naficy was elected to the Board on May 27, 2022. As a result, her cash retainer was prorated based on her period of service.

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    Director Compensation

Stock Ownership Guidelines

Our Board and Human Capital and Compensation Committee believe it is important for our named executive officers, key members of our senior management team, and our non-employee directors to build and maintain ownership in VS&Co. We believe this further aligns their financial interests with those of our stockholders, creating long-term value. The Human Capital and Compensation Committee has established stock ownership guidelines for our non-employee directors, our named executive officers, and other members of our senior management group. For further details on the guidelines, please see “Stock Ownership Guidelines” in the Compensation Discussion and Analysis section below.

Members of our Board must maintain ownership of at least the number of shares, net of taxes, of VS&Co common stock received as board compensation over the previous four years.

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Compensation

Discussion and Analysis

Fiscal 2022 Overview

In 2022, our first full year as an independent, publicly-traded company, we continued to take steps in support of our strategy and positioning for the long term. It was a year of innovation, acquisition and partnership, and organizing ourselves to stabilize the foundation of the business and fuel future growth, all guided by our three key pillars: strengthen the core, ignite growth, transform the foundation. We believe we are two years into a five-year turnaround of our business, with a clear roadmap to becoming the world’s leading fashion retailer of intimate apparel.

Our teams focused on controlling what they could control in a challenging economic environment for our customer and delivered financial results that we believe demonstrates the stability of our business and progress of our brand repositioning, our domestic market share leadership position in the intimates category, and our new, more agile operating structure that allows us to deliver solid operating profit performance in a challenging environment. In fiscal 2022:

•	We delivered adjusted operating income and adjusted earnings per diluted share results within or above our guidance range each quarter.(1)

•

Net sales were $6.344 billion, a decrease of 6% compared to 2021, and adjusted operating income was $566 million as compared to operating income of $870 million in 2021. The adjusted operating income rate for the year was 8.9%.(1)

•

The adjusted gross margin rate was 36.4%, a decrease of 430 basis points compared to 2021, primarily driven by increased promotional activity as a result of the challenging environment, buying and occupancy expense deleverage on the decline in net sales and the net impact of supply chain and raw material cost pressures.(1)

•	Adjusted general, administrative and store operating expense dollars decreased 8%, or $147 million, compared to 2021, driven by our ongoing expense management initiatives.(1)

•

We exited the year with inventory levels in our core Victoria’s Secret and PINK businesses down low-teens when adjusting for the modal shift impact, which reflects our disciplined inventory management.(2)

•	We invested $250 million to repurchase 6.0 million shares and free cash flow was $273 million.(3)

(1) Operating income in fiscal 2022 determined in accordance with GAAP was $478 million and the operating income rate was 7.5%. The gross margin rate for fiscal 2022 decreased 510 basis points to 35.6% and general, administrative and store operating expenses for fiscal 2022 decreased 6%, or $110 million, in each case when calculated in accordance with GAAP. A reconciliation of adjusted financial measures to the most directly comparable GAAP financial measures can be found on pages 38 and 39 of the 2022 Form 10-K.

(2) Without adjusting for the modal shift impact, inventory levels in our core Victoria’s Secret and PINK businesses ended the year flat compared to 2021.

(3) See Appendix A for reconciliation to the most directly comparable financial measure determined in accordance with GAAP.

Our focus as leaders, and as a company, is on ensuring we continue to be a future facing business that becomes more and more culturally relevant in this shifting consumer environment. We are committed to delivering long-term sustainable value for our shareholders and optimizing our performance in the current environment by focusing on elements within our control and executing against our strategic growth plan.

Pay for Performance

As a specialty retailer, our business is constantly changing, and we are focused on speed and agility as key enablers to performance and growth. Our compensation program reflects this philosophy, increasing compensation when performance is strong and decreasing compensation when performance does not meet our expectations. The Human Capital and

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    Compensation Discussion and Analysis

Compensation Committee (“HCCC”) oversees our compensation program, ensuring that pay is aligned with performance. As a result of not meeting our own expectations, incentive compensation payments were down meaningfully.

In 2022, we focused on successfully managing the business through the challenging macroeconomic environment, which included supply chain and inflationary cost pressures. Even with significant challenges in the retail environment, the fourth quarter of 2022 represented the sixth consecutive quarter since our spin-off from L Brands that we delivered adjusted operating income and adjusted earnings per diluted share results within or above our guidance range. We believe this type of performance demonstrates the progress we are making on the turnaround of our business, which allows us to deliver solid operating profit performance, despite a challenging environment. As a result, we achieved the following results during fiscal 2022:

•	Adjusted earnings per diluted share of $4.95 compared to earnings per diluted share of $7.18 last year.(1)

•	Total net sales were $6.344 billion, a decrease of 6% compared to 2021.

•	Adjusted operating income was $566 million compared to operating income of $870 million last year, and the adjusted operating income rate was 8.9%.(1)

•	The adjusted gross margin rate was 36.4%, a decrease of 430 basis points compared to 2021.(1)

•	Adjusted general, administrative and store operating expense dollars decreased 8%, or $147 million, compared to 2021.(1)

•

We exited the year with inventory levels in our core Victoria’s Secret and PINK businesses down low-teens when adjusting for the modal shift impact, which reflects our disciplined inventory management.(2)

(1) Earnings per diluted share and operating income determined in accordance with GAAP were $4.14 and $478 million, respectively, and the operating income rate was 7.5% for fiscal 2022. The gross margin rate for fiscal 2022 decreased 510 basis points to 35.6% and general, administrative and store operating expenses for fiscal 2022 decreased 6%, or $110 million, in each case when calculated in accordance with GAAP. A reconciliation of adjusted financial measures to the most directly comparable GAAP measures can be found on pages 38 and 39 of the 2022 Form 10-K.

(2) Without adjusting for the modal shift impact, inventory levels in our core Victoria’s Secret and PINK businesses ended the year flat compared to 2021.

Compensation Overview and Highlights

VS&Co separated from L Brands on August 2, 2021, making 2022 our first full year as an independent, publicly-traded company.

What is currently one company today, was multiple organizations within former L Brands. L Brands consisted of five lines of business: Bath & Body Works, Victoria’s Secret Lingerie, Victoria Secret Beauty, PINK and the International Division, which sold products across all other lines of business outside North America. In addition to the lines of business, there was a global sourcing organization which provided sourcing, manufacturing and distribution capability for all products that L Brands sold. Corporate functions, such as legal, finance, human resources and information technology were shared services across the L Brands organization. Beginning in the Fall of 2020, L Brands began organizing resources to create two standalone companies. In addition to putting the current VS&Co lines of business under a single leader, the organization separated the sourcing and corporate functions.

When VS&Co separated from L Brands in 2021, the compensation programs remained in effect for the balance of the year. In late 2021 and early 2022, the HCCC in partnership with its independent compensation consultant and management designed and implemented the new compensation programs for 2022 described below—including a redesigned short-term incentive program and a new long-term incentive program.

The HCCC reviews all aspects of our executive compensation program and is actively engaged in making any adjustments that it believes are appropriate for structuring executive compensation arrangements for VS&Co executives (including our NEOs) to promote shareholder and broader pay-for-performance alignment.

Named Executive Officers (“NEOs”)

This Compensation Discussion & Analysis (“CD&A”) explains our executive compensation programs for the following individuals, all of whom were deemed to be NEOs for fiscal 2022. Christine (Chris) Rupp joined the company as Chief

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    Compensation Discussion and Analysis

Customer Officer in September 2022. As a result of a reorganization in July 2022, Timothy Johnson, Amy Hauk and Gregory Unis took on greater responsibility; the titles shown below represent their titles as of the end of the fiscal year.

Name	Title

Martin Waters	Chief Executive Officer, VS&Co

Timothy Johnson	Chief Financial & Administrative Officer

Amy Hauk(1)	Chief Executive Officer, Victoria’s Secret & PINK

Chris Rupp	Chief Customer Officer

Gregory Unis	Chief Growth Officer

(1) Ms. Hauk announced her resignation effective as of March 31, 2023.

Stockholder Engagement

We are committed to healthy and recurrent engagement with our stockholders regarding our executive compensation practices and philosophy. The HCCC and management welcome and value dialogue with stockholders on this topic. Members of the HCCC and executive management team are available to meet with stockholders at their request and convenience to discuss our executive compensation program.

Say-on-Pay

We held an advisory vote on executive compensation at our 2022 annual meeting of stockholders (referred to as the “say-on-pay” vote), pursuant to which the majority of the votes cast approved the compensation of our NEOs. The HCCC carefully considered the results of this vote in making decisions about our executive compensation program.

Say-on-Frequency

We held an advisory vote on the frequency of future “say-on-pay” advisory votes (referred to as the “say-on-frequency” vote) at our 2022 annual meeting of stockholders, pursuant to which the majority of the votes cast voted to hold our “say-on-pay” votes every year. The HCCC considered the outcome of this advisory vote and determined that future “say-on-pay” votes will be conducted every year. The HCCC will re-evaluate this determination after the next stockholder advisory “say-on-frequency” vote (which will be at the Company’s 2028 annual meeting of stockholders unless presented earlier).

Compensation Program

Executive Compensation Guiding Principles and Philosophy

As mentioned earlier, VS&Co in partnership with the HCCC rolled out a new compensation philosophy for 2022. Six guiding principles frame our compensation philosophy.

The Guiding Principles are to:

•	Support the customers’ experience through pay design and delivery

•	Drive VS&Co’s intended vision, values and culture through what is measured and rewarded

•	Foster collaboration in business objective achievement through a foundational “One VS&Co” mindset

•	Facilitate an organizational culture of pay-for-performance

•	Allow for appropriate flexibility and agility to meet ongoing talent attraction, retention and motivation needs

•	Deliver compensation that is simple to communicate, operate and understand

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    Compensation Discussion and Analysis

Our Executive Compensation Philosophy

Purpose of the Executive Compensation Programs

• Provide a roadmap for aligning executive interests with the development and growth of VS&Co’s customer base—existing, lapsed and future.

• Enable the attraction, retention and motivation of executive talent by establishing compensation design and opportunities that provide a compelling and affordable value proposition.

• Establish a clear linkage between pay outcomes and both annual and sustained, long-term results that drive shareholder value—measured against both internal goals and external evaluation.

• Support collaboration in the achievement of business, talent and culture objectives to promote a One VS&Co culture anchored in the mission to create positive change for women through the power of VS&Co products, platform and advocacy, and to inspire women around the world with products and experiences that uplift and champion them and their journey.

Role and Mix of Pay Elements

• Base Salary. Provide fixed pay commensurate with an individual’s level/grade, internal equity, criticality of role, experience, skills (and external market for such skills), and/or performance; serve as baseline attraction and retention tool for a talent strategy aimed to recruit top talent.

• Short-Term Incentive Plan (“STIP”). Provide a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with short-term financial, operational and/or strategic goals and performance. Performance should contemplate enterprise-wide measurement to drive collaboration and re-enforce the One VS&Co mindset.

• Long-Term Incentive Plan (“LTIP”). Provide a variable, at-risk pay element that aligns pay outcomes, behavior and decision making with the long-term financial, operational and/or strategic business objectives of VS&Co and its shareholders. The LTIP drives retention, ownership mentality, and accountability to external market evaluation of VS&Co.

• Pay Mix. Fixed components (base salary) should comprise a minority of the pay mix for executives. Variable components (STIP and LTIP) should comprise the majority of the pay mix. LTIP should make up the largest component of pay at the top levels of the organization.

• Rigor of Goal-Setting. Our STIP and LTIP goals are designed to challenge executives to achieve a high level of performance and are calibrated to deliver superior value creation to stockholders in order for our executives to earn cash and equity incentives at target levels.

Market Position

• Publicly disclosed pay data from the executive compensation peer group serves as the primary market reference for our executive officers.

• VS&Co does not specifically set its executive compensation against its peer group. Instead, it considers peer group comparisons as one of several factors in making executive compensation decisions as described below.

• Pay outcomes will flex up and down commensurately with performance, such that above target performance will generally yield above median compensation and below target performance will generally yield below median compensation.

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    Compensation Discussion and Analysis

Internal vs External Focus

• Guideline pay structures and incentive targets will be informed by external market data—primarily from the retail industry.

• An individual’s placement within those structures will be influenced by internal considerations (e.g., internal equity, skill, performance and potential).

• Goal: deliver compensation that is fair, consistent and enables VS&Co to achieve its talent strategy.

Diversity, Equity and Inclusion

• Diversity, equity and inclusion (“DEI”) plays an integral part of our overall employee value proposition.

• Our executive pay programs are designed to align with and support our DEI strategies and facilitate inclusivity.

• We’ve also established robust policies and practices to ensure equity across the organization and to ensure that our programs are non-discriminatory in nature.

Communication and Transparency

• Actively promote education, understanding and transparency through multiple communications channels and media.

• Provide regular updates to participants on progress against business goals and specifically incentive plan goals.

• Communication will be aligned with DEI strategy and objectives—i.e., be thoughtful, inclusive and representative in nature.

These Principles in Practice – 2022 Pay Mix

VS&Co has evolved our executive compensation philosophy and programs this year to enhance our pay for performance orientation. As described below, the new plans drive pay for performance through meaningful at-risk compensation.

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    Compensation Discussion and Analysis

Overview of Executive Compensation Governance Practices

VS&Co seeks to maintain high standards with respect to the governance of our executive compensation programs. Key features of our policies and practices that motivate and drive performance and align with stockholder interests are as follows:

What we do	What we don’t do

✔	Put meaningful compensation at risk: On average, approximately 84% of our NEO’s pay is dependent upon company performance, thus aligning the interests of our executives with those of our stockholders.

✔	Set stock ownership guidelines: Set at six times base salary for our Chief Executive Officer and three times base salary for other named executive officers.

✔	Require double-trigger vesting of equity awards upon a change in control under our long-term incentive plan.

✔	Enforce our clawback policy as described under “Compensation Governance—Recovery of Compensation.”

✔	Include fixed share authorization: Long-term incentive plan does not provide for an evergreen feature that would automatically replenish the shares authorized for issuance.

✔	Regularly review share utilization: We regularly evaluate share utilization levels and review the dilutive impact of stock compensation.

✔	Independent compensation committee: Our HCCC is composed solely of independent directors.

✔	Work with an independent compensation consultant retained by the HCCC.

✔	Cap our incentive plans: The maximum payout for our short- and long-term incentive compensation is 200% of target.

✔	Grant stock with vesting period of at least one year (subject to certain exceptions).

✔	Conduct an annual review of the pay programs to ensure we reward executives for performance against clear metrics that align with our strategic plan and stockholder interests, retain top talent, and discourage unnecessary risk taking by our executives.

×	No tax gross-ups upon a change in control.

×	No “hedging” or “pledging” is permitted under our insider trading policy.

×	No re-pricing or cash-out of underwater stock options without stockholder approval.

×	No discounted equity grants.

×	No guaranteed increases to pay.

×	No excise tax gross-ups under our long-term incentive plan.

COMPENSATION GOVERNANCE PROCESSES

Human Capital and Compensation Committee

The HCCC is composed entirely of independent directors and oversees our programs, policies, practices, and strategies relating to culture, talent, diversity, equity and inclusion, and executive compensation. All HCCC members meet independence and other NYSE requirements. HCCC members were selected based on their knowledge and experience in human capital and compensation matters from both their professional experience and their roles on other boards.

Independent Compensation Consultant

As permitted by its charter, the HCCC retained Willis Towers Watson (“WTW”) as its independent executive compensation consultant and has the sole authority to retain and terminate any independent executive compensation consultant.

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    Compensation Discussion and Analysis

The HCCC, considering recommendations from VS&Co management, determines the work to be performed by WTW. WTW works with management to gather data required in preparing analyses for HCCC review. Specifically, the services the consultant provides include:

•	Assisting in the evaluation of and providing recommendations for the Chief Executive Officer and other executives’ compensation

•	Informing the HCCC of changing market practices

•	Consulting on executive compensation strategy and program design

•	Analyzing the competitiveness of executive pay

•	Assisting in the selection of our peer group

•	Assisting with and reviewing our CD&A disclosure

Compensation Comparison

VS&Co compares its executive compensation with publicly available data, including the executive compensation paid by its peer companies, in order to ensure its pay programs remain competitive with market practices.

In consultation with management and with advice of its advisors, the HCCC reviewed and affirmed the 2021 Executive Compensation Peer Group again for fiscal 2022:

Abercrombie & Fitch Co.	lululemon athletica inc.

American Eagle Outfitters, Inc.	PVH Corp.

Bath and Body Works, Inc.	Ralph Lauren Corporation

Big Lots, Inc.	Ross Stores, Inc.

Burlington Stores, Inc.	Tapestry, Inc.

Capri Holdings Limited	Ulta Beauty, Inc.

Gap, Inc.	Under Armour, Inc.

G-III Apparel Group, Ltd.	Urban Outfitters, Inc.

Hanesbrands Inc.	V.F. Corporation

Levi Strauss & Co.	Williams-Sonoma, Inc.

The HCCC reaffirmed this peer group again for fiscal 2023.

The HCCC used the following criteria to select the peer group:

•	Businesses that are generally similar to VS&Co in:

•	industry classification,

•	size (generally falling in the range of 0.5 to 2x our revenue and 0.25 to 4x our market capitalization),

•	global footprint,

•	business and/or merchandise focus;

•	Retailers that compete with VS&Co for executive talent; and

•	Similar business model, i.e., specialty store retailers.

VS&Co does not specifically set its executive compensation against its peer group. Instead, it considers peer group comparisons provided by the HCCC’s independent compensation consultant as one of several factors in making executive compensation decisions.

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    Compensation Discussion and Analysis

Compensation Setting Process

The HCCC, in consultation with its independent compensation consultant and with input from the full Board, approves the compensation structure for the CEO. The HCCC oversees the evaluation process for the CEO and reviews and approves the compensation structure for all of VS&Co’s named executive officers and other officers (collectively, “Section 16 officers”) subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including the approval of grants of equity awards to such executives.

Target compensation for VS&Co’s executives is reviewed annually and is designed to reward performance, incentivize future performance and be competitive with the external market for talent.

NEO COMPENSATION COMPONENTS

Base Salary

The table below reflects the base salaries for each NEO as of the end of fiscal 2022.

NEO	2022 Base Salary ($)

Mr. Waters	1,250,000

Mr. Johnson	775,000

Ms. Hauk	1,030,000

Ms. Rupp	960,000

Mr. Unis	880,000

Mr. Waters, Mr. Unis, and Ms. Hauk did not receive a salary increase as part of the annual review process at the beginning of 2022. Mr. Johnson received a market adjustment of 3.3% for 2022. In July 2022, Ms. Hauk took on additional responsibility as CEO of Victoria’s Secret Lingerie and Victoria’s Secret Beauty, in addition to her role as CEO of PINK. In recognition of the increased scope of her role and responsibilities, her base salary was increased by 7.3%.

The following factors were considered by the HCCC in determining executive base salary adjustments:

•	Scope and responsibility of the executive’s position

•	Achievement of seasonal and annual business goals

•	Level of overall compensation paid by competitors for comparable positions

•	Recruitment, retention and development of leadership talent

•	Expectations for future growth

•	The appropriate balancing of the executive’s base salary against their incentive compensation

Short-Term Performance-Based Cash Incentive Compensation

For 2022, the short-term incentive plan was paid pursuant to the Victoria’s Secret & Co. 2021 Cash Incentive Compensation Performance Plan (the “VS 2021 IC Plan”).

This compensation component focuses on achievement of six-month goals, reflecting VS&Co’s two selling seasons: Spring (the first and second quarters) and Fall (the third and fourth quarters). The Fall season, which includes holiday sales, is weighted more heavily at 60% because of its importance to VS&Co’s profitability. The use of two six-month performance periods in the plan design reflects the belief that achievement of short-term goals season after season best aligns with the business strategy and helps drive and maintain long-term value for stockholders. Any incentive earned for Spring or Fall is paid shortly after the end of that season.

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    Compensation Discussion and Analysis

VS&Co’s pre-established, objective financial goals for fiscal 2022 were based on adjusted operating income. Adjusted operating income was used because it is considered a performance measure over which executives can have significant impact and is also directly linked to the long-term growth plan and performance that drives stockholder value.

While the plans provide for adjustment due to extraordinary items, both Spring and Fall payouts reflect the actual, quantitative results, without retroactive adjustments.

At the beginning of each six-month season, operating income goals are set by the HCCC with recommendations from management. The goals are based on:

•	An analysis of historical performance

•	Income goals

•	Overall economic environment including financial results of other comparable businesses

•	Progress toward achieving the strategic plan

The table below shows the operating income (“OI”) goals for VS&Co for each season required to earn short-term performance-based incentive compensation at target and actual performance. The full performance bands are shown along with corresponding payout per the plan design for threshold, target and maximum performance.

	Fiscal 2022 Spring Season				Fiscal 2022 Fall Season

	Threshold	Target(1)	Maximum	Actual(2)	Threshold	Target(1)	Maximum	Actual(2)

OI $ Performance ($ millions)	300	375	450	243	275	375	475	323

Plan Payout	20%	100%	200%	0%	20%	100%	200%	58.4%

(1) Spring and Fall 2022 operating income goals and performance for VS&Co reflect operating income goals and performance for the total segment, including international operations and North America operations.

(2) Actual performance presents operating income on an adjusted basis that removes certain special items that are not indicative of ongoing operations due to their size and nature. VS&Co uses adjusted financial information as key performance measures of results for purposes of evaluating performance internally, which may not correspond to amounts reported externally.

Performance between threshold and target and target and maximum is interpolated to determine payout percentage beginning at 20% for threshold performance up to 200% at maximum performance.

Fall 2022 season goals for VS&Co were set below prior year actual results to provide meaningful incentive given significant macroeconomic pressure. When evaluating operating income goals, the HCCC compares the change in operating income relative to the change in the incentive payments to associates to ascertain the reasonableness of the potential payout.

Short-term performance-based cash incentive compensation targets are set as a percentage of base salary with the amount earned ranging from zero to double the target incentive, based on the extent to which financial goals are achieved or exceeded.

Payouts for fiscal 2022 performance are set forth below and in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table. Both Spring and Fall payouts reflect the actual, quantitative results originally set at the beginning of each season.

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    Compensation Discussion and Analysis

Total Fiscal 2022 Short-Term Incentive Payout

	Target (% of Base Salary) (%)	Fiscal 2022 Target Incentive ($)	Fiscal 2022 Spring Incentive Payout(1) ($)	Fiscal 2022 Fall Incentive Payout(2) ($)	Total Fiscal 2022 Payout ($)	Percent of Fiscal 2022 Target (%)

Mr. Waters	180	2,250,000	0	788,400	788,400	35

Mr. Johnson(3)	100	775,000	0	271,560	271,560	35

Ms. Hauk(4)	170	1,708,892	0	613,550	613,550	35

Ms. Rupp(5)	170	780,132	0	455,597	455,597	58

Mr. Unis	170	1,496,000	0	524,198	524,198	35

(1) Spring payout awarded at 0% based on achievement against operating income goals.

(2) Fall payout awarded at 58.4% based on achievement against operating income goals.

(3) Mr. Johnson’s target was increased to 100% based on market data and internal equity, effective at the start of fiscal 2022.

(4) Ms. Hauk’s payout was pro-rated based on the number of days her base salary increase was in effect before and after her promotion.

(5) Ms. Rupp’s payout was pro-rated based on the number of days she served in the role during the season.

The HCCC, in consultation with its compensation consultant, reviews performance metrics, performance periods, vesting and other terms and conditions as appropriate for VS&Co considering our business goals and objectives.

As part of our executive compensation redesign in fiscal 2022, we made changes to the short-term incentive compensation plan that will be effective for fiscal 2023. The 2023 plan will have a carveout of 25% of the award based on annual performance with seasonal performance (described above) representing 75% of the award. For each of these performance periods, we will also measure revenue achievement in addition to the existing operating income metric. Operating income will remain the most important metric with a 75% weighting. This metric pairing aligns with our strategic growth plan of strengthening the core, igniting growth, and transforming the foundation as described at our Investor Day in 2022.

Long-Term Equity Compensation

As shared last year, the equity awards granted in fiscal 2021 were granted under L Brands’ equity compensation program prior to the spin-off. L Brands’ long-term equity compensation program for executive officers had historically been comprised of a mix of three types of awards: performance stock units (“PSUs”), time-vested restricted stock units (“RSUs”) and stock options, providing a balance of performance-based incentives, alignment with stockholders, and retention. Only Martin Waters was an executive officer of L Brands prior to the spin-off. Ms. Hauk and Mr. Unis were division leaders and participated in an L Brands equity compensation program comprised of time-vested RSUs and stock options.

For fiscal 2022, the HCCC, in consultation with its compensation consultant, reviewed the long-term performance metrics, vesting and other terms and conditions of our long-term incentive (“LTI”) compensation structure and made the following changes to VS&Co’s LTI program for fiscal 2022:

•	The CEO and other executive officers will receive a mix of both PSUs and RSUs.

•	The CEO’s award will be more heavily weighted to PSUs at 70% of the full LTI award.

•	The other executive officers will have an equal portion of their LTI award in PSUs and time-vested RSUs.

The HCCC believes it is important that all executive officers of VS&Co receive performance based LTI compensation to align the interests of the executive with stockholders. The HCCC has further agreed that the PSU metrics will be comprised of three-year operating income goals against the long-range plan and three-year relative total shareholder return compared to the S&P 1500 Specialty Retail Index. The two PSU metrics will be weighted equally. The two metrics strike a balance between internal directly controllable metrics and metrics that acts as a measure of our success compared to other specialty retail peers.

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    Compensation Discussion and Analysis

For the portion of the PSU measured by VS&Co total shareholder return percentile ranking against the S&P 1500 Specialty Retail Index, the payout is earned as follows:

Performance	Payout

Below 25th Percentile	0%

25th Percentile	50%

50th Percentile	100%

75th Percentile and above	200%

Interpolation for payout is used for achievement between 25th and 50th percentile and 50th and 75th percentile.

For the portion of the PSUs linked to operating income goals, the goals are aligned to the strategic growth commitments outlined during last year’s Investor Day.

In determining the size of any grants of equity awards, the HCCC took into account the applicable executive’s individual performance (including contribution to the achievement of business goals, execution of retail fundamentals and accomplishment of talent and cultural objectives), company performance, competitive practice, VS&Co’s overall equity compensation expense budget, stockholder dilution, internal equity and retention risk.

The table below shows the long-term incentive awards made in the March 2022 annual grant.

	RSUs ($)	PSUs ($)	Total ($)

Mr. Waters	2,400,000	5,600,000	8,000,000

Mr. Johnson	775,000	775,000	1,550,000

Ms. Hauk	960,000	960,000	1,920,000

Mr. Unis	880,000	880,000	1,760,000

Ms. Rupp received a long-term incentive award of $4.0 million granted in October 2022. The award consisted of $960,000 in PSUs and $3,040,000 in RSUs upon her hire to make up for time-vested restricted stock units that would otherwise vest in the following year from her prior employer. The treatment of the RSU and PSU awards upon termination are shown in the Estimated Post-Employment Payments and Benefits tables below. In the event of voluntary termination, these hire-on awards would be forfeited. If termination is involuntary and not for cause, all awards would vest on a pro-rata basis based on number of full months worked in the vesting period divided by the number of months in the vesting period; the PSUs would remain subject to performance criteria. Any pro-rated awards would vest on the original vesting date subject in all cases to the executive honoring the restrictive covenants described in the applicable severance agreement.

Cash Retention Bonus Awards

In 2020, due to the significant uncertainty surrounding the occurrence of the spin-off from L Brands, the COVID-19 pandemic, and constraints on shares available for grant under the L Brands equity compensation plan, the L Brands human capital and compensation committee (“LB HCC Committee”) decided not to grant annual long-term incentive equity awards to its executives at the time of its normal grant cycle (March 2020). Instead, to ensure long-term retention of its ongoing leadership during particularly turbulent times for L Brands’ business, the LB HCC Committee approved special cash retention bonus awards in Summer 2020 to Mr. Unis and Ms. Hauk.

The retention bonus awards for Mr. Unis and Ms. Hauk vested in three equal installments on January 31, 2021, July 31, 2021, and January 31, 2022, in each case subject to the executive’s continued employment through the applicable installment date as described in last year’s CD&A.

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    Compensation Discussion and Analysis

The LB HCC Committee also approved cash bonus awards to Mr. Waters. The first was granted at the same time as the awards to Mr. Unis and Ms. Hauk in Summer 2020, and the second at his appointment to CEO of Victoria’s Secret Lingerie in December 2020. The awards were granted to Mr. Waters to promote retention due to the then-current uncertainty in the broader economy and the VS&Co business. At the time of the awards, it was not yet decided if VS&Co would be sold or become a stand-alone business. The awards were given to secure his leadership during this turbulent time. The final installment of Mr. Waters’ retention bonus awards vested on January 31, 2022, subject to his continued employment through the applicable installment date.

The table below sets forth the aggregate cash retention bonus award amounts for each NEO paid during 2022.

NEO	Total Cash Retention Bonus Award Amount ($)

Mr. Waters	1,000,000

Ms. Hauk	800,000

Mr. Unis	700,000

The last tranche of the retention bonus awards vested on January 31, 2022 and was paid by VS&Co in February 2022. These awards are shown in the Summary Compensation Table below. The VS&Co HCCC has not made any cash retention awards since the spin-off from L Brands.

Retirement and Other Post-Employment Benefits

Retirement and other post-employment benefits consist of qualified retirement plan benefits and termination benefits. VS&Co does not have a non-qualified deferred compensation plan but may create one in the future (taking into account any restrictions in the adoption of such plan under the Internal Revenue Code).

401(k) Plan

VS&Co’s qualified plan (the “401(k) Plan”) is available to all VS&Co associates who meet certain age and service requirements. Associates can contribute up to the amounts allowable under Section 401 of the Internal Revenue Code. VS&Co matches associates’ contributions according to a predetermined formula and contributes additional amounts based on a percentage of the associates’ eligible annual compensation and years of service. Associates’ contributions and VS&Co’s matching contributions to the 401(k) Plan vest immediately. Additional VS&Co contributions and the related investment earnings are subject to vesting based on years of service.

Termination Benefits: Severance and Change in Control Agreements

VS&Co has entered into severance and change in control agreements with certain executives, including Messrs. Waters, Johnson, and Unis and Mses. Hauk and Rupp. For additional information regarding these arrangements, see “Estimated Post-Employment Payments and Benefits” below.

Upon a change in control of VS&Co, VS&Co equity awards will only vest if the executive’s employment is terminated by the executive for good reason or by VS&Co other than for cause within 24 months of the change in control.

None of VS&Co’s executives (including our NEOs) is entitled to a tax gross-up for any excise taxes on compensation paid in connection with a change in control.

Perquisites

VS&Co provides its executives with perquisites that the HCCC has determined are reasonable and in the best interests of VS&Co and its stockholders. These perquisites may include the reimbursement of financial planning costs of up to $9,500 per year for our CEO and supplemental disability and life insurance coverage provided by VS&Co for associates at the Vice President level and above, including our NEOs. In addition, to the extent that corporate provided aircraft is used by any VS&Co executive for personal purposes, the executive is required to reimburse VS&Co based on the amount established by the Internal Revenue Service as reasonable for personal use or the aggregate incremental cost associated with the personal use of the corporate owned aircraft as determined by an independent, third-party aircraft costing service.

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    Compensation Discussion and Analysis

The cost of providing these perquisites to the named executive officers is included in the amounts shown in the “All Other Compensation” column of the 2022 Summary Compensation Table and detailed in the footnotes to the table.

We reviewed our perquisites for our executives in 2022, including our NEOs, and added executive physicals through select providers. VS&Co pays the cost of the physical and the executive is responsible for any associated tax.

COMPENSATION GOVERNANCE

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation paid to certain executive officers that is more than $1 million during the tax year. Section 162(m) of the Internal Revenue Code provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” However, as part of the Tax Cuts and Jobs Act of 2017, this exemption was repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain “grandfathered” arrangements in effect as of November 2, 2017. In addition, the regulations promulgated under Section 162(m) provided certain transitional relief to companies that became publicly held on or prior to December 20, 2019. However, because the spin-off occurred following December 20, 2019, VS&Co will not qualify for this special transitional relief under Section 162(m).

In the exercise of its business judgment, the HCCC retains the flexibility to award and pay compensation even if the compensation is not deductible by VS&Co for tax purposes if it believes it is in the best interests of VS&Co.

Stock Ownership Guidelines

The HCCC encourages VS&Co stock ownership by VS&Co’s executives through stock ownership guidelines that promote a long-term focus on performance, discourage inappropriate risk-taking and align the interests of its executives with those of its stockholders. Stock ownership guidelines can be met through direct or beneficial ownership of VS&Co common stock, including VS&Co common stock held under its stock incentive and retirement plans.

VS&Co’s Chief Executive Officer is required to achieve and maintain beneficial ownership of VS&Co common stock with a value of six times his base salary, up from five times his base salary in 2021. VS&Co’s other covered executives, including the NEOs, are required to achieve and maintain beneficial ownership of VS&Co common stock with a value of three times such executive’s base salary within five years of becoming subject to the stock ownership guidelines.

Recovery of Cash Bonus and Stock Compensation

In 2022, the HCCC adopted a new incentive compensation Clawback Policy. Our new Clawback Policy satisfies the SEC’s clawback rules issued in October 2022 and follows new 2022 Department of Justice guidance on compliance and ethics program effectiveness.

In addition to the changes discussed above, the HCCC established a cause-related clawback portion of the policy to apply to all cash-based performance or incentive compensation and any equity compensation granted, awarded, issued, paid or payable for all Senior Vice Presidents and above. The HCCC determines if a Cause Related Clawback trigger exists. The triggers are broadly defined as:

•	an executive was grossly negligent in the performance of duties;

•	an executive has pled “guilty” or “no contest” to, or has been convicted of, an act which is defined as a felony under applicable federal or state law;

•	an executive has engaged in misconduct in bad faith that could reasonably be expected to materially harm the Company’s business or its reputation; or

•

an executive has violated a material provision of the Company’s Code of Conduct, including, but not limited to, committing Subject Conduct or other violations of the Company’s Discrimination, Anti-Harassment, Sexual Harassment and Non-Retaliation policies. “Subject Conduct” means sexual harassment (including creation of a hostile work environment), gender discrimination and retaliation.

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    Compensation Discussion and Analysis

Policy Regarding Hedging or Pledging

The VS&Co Insider Trading Policy prohibits our directors and executives from engaging in transactions in derivative securities (including puts, calls, collars, forward contracts, equity swaps, exchange funds and the like) relating to VS&Co securities, transactions “hedging” the risk of ownership of VS&Co securities and short sales of VS&Co securities. In addition, directors and executives are prohibited from holding VS&Co securities in margin accounts or pledging VS&Co securities as collateral for loans.

EXECUTIVE COMPENSATION TABLES

2022 Summary Compensation Table

The following table sets forth information concerning total compensation earned by or paid to our NEOs for the fiscal year ended January 28, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Martin Waters Chief Executive Officer, VS&Co	2022	1,250,000	1,000,000	9,450,415	—	788,400	31,097	12,519,912
	2021	1,250,000	1,600,000	6,500,029	—	3,395,700	125,956	12,905,231
	2020	923,462	—	1,000,006	—	2,511,635	281,200	4,787,429

Timothy Johnson Chief Financial and Administrative Officer	2022	770,673	—	2,315,465	—	271,560	14,542	3,372,240
	2021	498,626	—	1,500,025	—	656,732	213	2,655,596

Amy Hauk(6) Chief Executive Officer, Victoria’s Secret and PINK	2022	999,038	800,000	3,298,064	—	613,550	31,772	5,742,424
	2021	953,942	1,600,000	719,982	239,994	2,463,014	79,081	6,080,272
	2020	882,308	—	—	—	1,776,000	234,597	2,944,659

Chris Rupp(7) Chief Customer Officer	2022	382,418	—	4,248,661	—	455,597	585,286	5,671,962

Gregory Unis Chief Growth Officer	2022	880,000	700,000	2,617,456	—	524,198	31,281	4,752,935
	2021	874,808	1,400,000	660,002	220,001	2,257,763	179,144	5,597,399
	2020	810,769	—	—	—	1,734,000	224,433	2,778,401

(1) The amounts reported for 2022 represent the final portion of special cash retention bonus awards granted by L Brands to ensure long-term retention of its ongoing leadership during a time of transition and significant uncertainty. For more detail see the “Cash Retention Bonus Awards” section of the CD&A.

(2) The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of PSUs (at target) and RSUs granted during the fiscal year. The amounts reported do not represent amounts paid to or realized by the NEOs. See the Grants of Plan-Based Awards for Fiscal 2022 table and the accompanying footnotes for information on the accounting value of each award granted in fiscal 2022. The accounting values of the PSUs granted during fiscal 2022 assuming that the highest level of performance conditions will be achieved are: Mr. Waters—$14,100,829; Mr. Johnson—$2,580,960; Ms. Hauk—$3,676,204; Ms. Rupp—$2,417,317; Mr. Unis—$3,474,882.

(3) The amounts reported represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of stock options granted to our NEOs.

(4) The amounts reported represent the aggregate value of the non-equity performance-based incentive compensation paid for the applicable fiscal 2022 Spring and Fall selling seasons. Incentive compensation targets are set based on a percentage of base salary and are paid seasonally based on the achievement of adjusted operating income results.

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    Compensation Discussion and Analysis

(5) The elements of compensation included in the “All Other Compensation” column for fiscal 2022 are set forth in the table below.

Name	Company Contributions to the Executive’s Qualified and Non-Qualified Retirement Plan Account ($)	Incremental Company Cost to Provide Supplemental Life and Disability Insurance Coverage ($)	Other(a) ($)	Total ($)

Martin Waters	30,467	630	0	31,097

Timothy Johnson	13,891	651	0	14,542

Amy Hauk	30,957	815	0	31,772

Chris Rupp	0	487	584,799	585,286

Gregory Unis	30,542	739	0	31,281

(a) For Ms. Rupp, this amount reflects one-time expenses incurred in connection with her relocation, pursuant to the Company’s Relocation Policy.

(6) Ms. Hauk announced her retirement effective as of March 31, 2023.

(7) Ms. Rupp was hired as Chief Customer Officer in September 2022. The compensation shown for Ms. Rupp consists of base salary earned for the fiscal year, a new hire RSU grant, a new hire PSU grant, pro-rated non-equity incentive compensation and one-time expenses incurred in connection with her relocation. The expense was primarily driven by covering realtor’s fees on a sale of her home in California. This expense also covers both professional moving expenses and corresponding tax protection. Relocation expenses were reimbursed per our broad-based Relocation Policy.

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    Compensation Discussion and Analysis

Grants of Plan-Based Awards for Fiscal 2022

The following table provides information relating to plan-based awards and opportunities granted to the NEOs during fiscal 2022.

			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Potential Payouts Under Equity Incentive Plan Awards(2)

Name/Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)

Martin Waters
Annual Incentive			450,000	2,250,000	4,500,000

PSUs	3/16/2022	3/1/2022				54,380	108,759	217,518		7,050,414

RSUs	3/16/2022	3/1/2022							46,611	2,400,000

Timothy Johnson
Annual Incentive			155,000	775,000	1,550,000

PSUs	3/16/2022	3/1/2022				7,526	15,051	30,102		975,708

RSUs	3/16/2022	3/1/2022							15,051	774,976

PSUs(5)	8/1/2022	6/17/2022				3,415	6,829	13,658		314,772

RSUs(5)	8/1/2022	6/17/2022							6,829	250,010

Amy Hauk
Annual Incentive			341,778	1,708,892	3,417,784

PSUs	3/16/2022	3/1/2022				9,322	18,644	37,288		1,208,614

RSUs	3/16/2022	3/1/2022							18,644	959,980

PSUs(5)	8/1/2022	6/17/2022				6,829	13,657	27,314		629,488

RSUs(5)	8/1/2022	6/17/2022							13,657	499,983

Chris Rupp
Annual Incentive			156,026	780,132	1,560,264

PSUs(6)	10/3/2022	6/17/2022				15,837	31,673	63,346		1,208,659

RSUs(6)	10/3/2022	6/17/2022							100,297	3,040,002

Gregory Unis
Annual Incentive			299,200	1,496,000	2,992,000

PSUs	3/16/2022	3/1/2022				8,546	17,091	34,182		1,107,953

RSUs	3/16/2022	3/1/2022							17,091	880,016

PSUs(5)	8/1/2022	6/17/2022				6,829	13,657	27,314		629,488

(1) “Non-Equity Incentive Plan Awards” represent the threshold, target and maximum opportunities for the fiscal 2022 Spring and Fall seasons. The actual amount earned under this plan is disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2) “Equity Incentive Plan Awards” are PSUs granted during the fiscal year pursuant to the VS 2021 Stock Plan. PSUs are eligible to vest at the end of the three-year performance period, with the number of shares to be awarded determined based on the achievement of (i) 3-year cumulative operating income goals and (ii) 3-year cumulative total shareholder return relative to the S&P 1500 Specialty Retail Index.

(3) “All Other Stock Awards” are RSUs granted during the fiscal year pursuant to the VS 2021 Stock Plan. Awards vest 30% on the first and second anniversary of the grant date and 40% on the third anniversary of the grant date.

(4) We valued the RSUs, and the portion of the PSUs based on 3-year cumulative operating income results, by multiplying the closing price of our common shares on the NYSE on the grant date by the number of units awarded. We valued the portion of the PSUs based on 3-year cumulative total shareholder return relative to the S&P 1500 Specialty Retail Index results using a Monte Carlo simulation valuation model which applies a risk-free interest rate and volatility assumptions. The risk-free interest rate is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release on the grant date with a term corresponding to the length of the remaining performance period. Due to our limited trading history, the volatility assumption was set equal to the average volatility for the companies in the S&P 1500 Specialty Retail Index and VS&Co was excluded from the correlation calculation. The assumed per-share value is 151.8% of the closing stock price on the date of the grant, using a risk-free interest rate of 2.1% and volatility of 46.3%. The accounting values differ from the compensation values of the PSU awards disclosed in the CD&A.

(5) PSUs and RSUs granted in connection with a reorganization in July 2022 in which Mr. Johnson, Ms. Hauk and Mr. Unis took on greater responsibility.

(6) PSUs and RSUs granted to Ms. Rupp upon her hire to make up for compensation forfeited from her prior employer.

54	VS&Co | 2023 Proxy Statement

    Compensation Discussion and Analysis

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2022

The table below shows the number of shares underlying exercisable and unexercisable stock options and unvested PSUs and RSUs held by our NEOs on January 28, 2023. For awards granted prior to our spin-off from L Brands, the number of options, PSUs and RSUs represent the adjusted number of outstanding awards. The awards and grant price were adjusted in a manner intended to preserve the overall intrinsic value of the converted equity awards by taking into account the relative value of L Brands common stock before the spin-off and the value of VS&Co common stock after the spin-off.

	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)

Martin Waters	3/31/2014	35,697	—		32.56	3/31/2024

	4/2/2015	23,285	—		54.76	4/2/2025

	3/31/2016	14,221	—		52.74	3/31/2026

	3/31/2017	23,861	—		28.29	3/31/2027

	3/21/2018	20,511	8,791	(3)	23.68	3/21/2028

	3/28/2019	42,459	—		16.78	3/28/2029

							110,542	(4)	4,322,192	218,321	(5)	8,536,351

Timothy Johnson							47,526	(6)	1,858,267	21,880	(7)	855,508

Amy Hauk	3/29/2013	1,393	—		25.15	3/29/2023

	3/31/2014	13,817	—		32.56	3/31/2024

	4/2/2015	8,901	—		54.76	4/2/2025

	3/31/2016	9,742	—		52.74	3/31/2026

	3/31/2017	9,345	—		28.29	3/31/2027

	3/21/2018	9,503	—		23.68	3/21/2028

	3/28/2019	13,781	—		16.78	3/28/2029

	3/16/2021	0	19,889	(8)	36.20	3/16/2031

							52,191	(9)	2,040,668	32,301	(7)	1,262,969

Chris Rupp							100,297	(10)	3,921,613	31,673	(7)	1,238,414

Gregory Unis	3/31/2017	17,895	—		28.29	3/31/2027

	3/21/2018	16,630	7,127	(3)	23.68	3/21/2028

	3/28/2019	37,990	—		16.78	3/28/2029

	3/16/2021	0	18,233	(8)	36.20	3/16/2031

							58,999	(11)	2,306,861	30,748	(7)	1,202,247

(1) The market value is the product of $39.10, the closing price of our common shares on the NYSE on January 27, 2023, and the number of shares subject to unvested stock awards.

(2) Based on current performance in accordance with the SEC rules, PSUs granted in fiscal 2021 assume threshold payout level and PSUs granted in fiscal 2022 assume target payout level.

(3) Options vest on March 21, 2023.

(4) Reflects RSUs that vest as follows: 13,983 shares on March 16, 2023; 8,790 shares on March 21, 2023; 13,031 shares on April 25, 2023; 42,110 shares on December 11, 2023; 13,984 shares on March 16, 2024; and 18,644 shares on March 16, 2025.

(5) Subject to achievement of performance conditions; 109,652 shares vest on February 5, 2024, and 108,759 on March 16, 2025.

VS&Co | 2023 Proxy Statement	55

    Compensation Discussion and Analysis

(6) Reflects RSUs that vest as follows: 4,515 shares on March 16, 2023; 10,991 shares on June 2, 2023; 2,049 shares on August 1, 2023; 4,516 shares on March 16, 2024; 14,655 shares on June 2, 2024; 2,048 shares on August 1, 2024; 6,020 shares on March 16, 2025; and 2,732 shares on August 1, 2025.

(7) Subject to achievement of performance conditions, shares vest on March 16, 2024.

(8) Options vest 50% on March 16, 2023 and 50% on March 16, 2024.

(9) Reflects RSUs that vest as follows: 15,538 shares on March 16, 2023; 4,097 shares on August 1, 2023; 15,538 shares on March 16, 2024; 4,097 shares on August 1, 2024; 7,458 shares on March 16, 2025; and 5,463 shares on August 1, 2025.

(10) Reflects RSUs that vest as follows: 30,089 shares on October 3, 2023; 30,089 shares on October 3, 2024; and 40,119 shares on October 3, 2025.

(11) Reflects RSUs that vest as follows: 14,245 shares on March 16, 2023; 16,632 shares on March 21, 2023; 7,043 shares on April 25, 2023; 14,243 shares on March 16, 2024; and 6,836 shares on March 16, 2025.

Option Exercises and Stock Vested for Fiscal 2022

The table below shows stock options that were exercised and RSUs that vested during fiscal 2022 for each of our NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Martin Waters	91,293	1,578,168	141,840	7,416,472

Timothy Johnson	0	0	10,991	488,990

Amy Hauk	6,726	93,830	110,482	5,865,356

Chris Rupp	0	0	0	0

Gregory Unis	0	0	124,846	6,547,107

(1) This column represents the vesting during fiscal 2022 of RSUs granted during fiscal 2017, 2018, 2019 and 2021.

Estimated Post-Employment Payments and Benefits

VS&Co has entered into certain agreements with Messrs. Waters, Johnson and Unis and Mses. Hauk and Rupp that will require VS&Co to provide compensation in the event of a qualifying termination of employment, including a termination following a change in control of VS&Co. In addition, participants in the VS 2021 Stock Plan receive accelerated vesting of equity awards in the event of termination due to death or upon a “change in control” in the event of the participant’s termination of employment (other than for “cause”) within 24 months of the change in control (commonly referred to as “double-trigger” vesting).

However, the HCCC retains discretion to provide additional benefits to NEOs upon termination or resignation if it determines the circumstances so warrant.

56	VS&Co | 2023 Proxy Statement

    Compensation Discussion and Analysis

The following tables set forth the expected benefits that would be received by each of the NEOs in the event of termination resulting from various scenarios, assuming a termination date of January 28, 2023 and a stock price of $39.10, the price of VS&Co common stock on the last trading day of the fiscal year. Each scenario relates to the single termination event described and amounts are not cumulative in situations where multiple scenarios may apply. The paragraphs following the table explain the general provisions applicable to each termination or change of control situation.

Martin Waters

	Involuntary Without Cause or Voluntary With Good Reason
	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)

Base Salary	1,250,000	2,500,000	0	612,500	3,750,000

Bonus(2)	0	2,250,000	1,350,000	1,350,000	8,100,000

Long-Term Incentive Awards(3)	0	6,515,167	12,994,138	12,994,138	25,814,364

Benefits(4)	15,858	31,716	2,000,000	0	47,575

Total	1,265,858	11,296,883	16,344,138	14,956,638	37,711,939

Timothy Johnson

	Involuntary Without Cause or Voluntary With Good Reason
	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)

Base Salary	0	1,550,000	0	493,750	1,550,000

Bonus(2)	0	775,000	465,000	465,000	1,121,732

Long-Term Incentive Awards(3)	0	936,289	2,713,775	2,713,775	3,569,283

Benefits(4)	0	31,716	1,550,000	0	31,716

Total	0	3,293,005	4,728,775	3,672,525	6,272,731

Amy Hauk(5)

	Involuntary Without Cause or Voluntary With Good Reason
	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)

Base Salary	0	2,060,000	0	557,500	2,060,000

Bonus(2)	0	1,751,000	1,050,600	1,050,600	4,711,884

Long-Term Incentive Awards(3)	0	1,075,840	3,361,351	3,361,351	4,624,320

Benefits(4)	0	31,716	2,000,000	0	31,716

Total	0	4,918,556	6,411,951	4,969,451	11,427,920

VS&Co | 2023 Proxy Statement	57

    Compensation Discussion and Analysis

Chris Rupp

	Involuntary Without Cause or Voluntary With Good Reason
	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)

Base Salary	0	1,920,000	0	540,000	1,920,000

Bonus(2)	0	1,632,000	979,200	979,200	2,755,200

Long-Term Incentive Awards(3)	0	326,798	3,921,613	3,921,613	3,921,613

Benefits(4)	0	10,572	1,920,000	0	10,572

Total	0	3,889,370	6,820,813	5,440,813	8,607,385

Gregory Unis

	Involuntary Without Cause or Voluntary With Good Reason
	Without Release ($)	With Release ($)	Death ($)(1)	Disability ($)	Termination Following Change of Control ($)

Base Salary	0	1,760,000	0	520,000	1,760,000

Bonus(2)	0	1,496,000	897,600	897,600	4,889,363

Long-Term Incentive Awards(3)	0	1,919,097	3,669,040	3,669,040	4,871,287

Benefits(4)	0	26,300	1,760,000	0	26,300

Total	0	5,201,397	6,326,640	5,086,640	11,546,950

(1) Generally, in the event of an NEO’s death, subject to the achievement of any underlying performance conditions, any time-based vesting conditions are deemed satisfied.

(2) Bonus amounts assumed at target. Under ‘‘Involuntary without Cause or Voluntary with Good Reason’’ termination scenarios, actual bonus payments would be equal to the bonus payment the NEO would have received if he or she had remained employed with VS&Co for a period of one year after the termination date of January 28, 2023. Under a ‘‘Termination following Change in Control’’ scenario, Mr. Waters will receive a bonus payment equal to three times his annual target plus a prorated amount for the season in which his employment is terminated; Mr. Johnson, Ms. Hauk, Ms. Rupp and Mr. Unis will receive bonus payments equal to the sum of the last four seasonal bonus payments received plus a prorated amount for the season in which her or his employment is terminated.

(3) Reflects the value of unvested RSUs, PSUs and stock options that, subject to achievement of pre-established performance conditions, if applicable, would become vested based on the $39.10 fair market value of a share of VS&Co common stock on the last trading day of the fiscal year (January 27, 2023). PSUs are presented in the table using the same payout assumptions as noted in footnote 2 to the Outstanding Equity Awards at Fiscal Year-End for Fiscal 2022 table.

(4) Includes the continuation of medical and dental benefits or life insurance payment in the event of death.

(5) In December 2022, Ms. Hauk tendered her voluntary resignation with an effective date of March 31, 2023. There are no post-employment payments made to Ms. Hauk in connection with her termination. Upon her termination date, all unvested RSUs and PSUs will be forfeited, with the exception of the March 2022 PSU grant. Under the terms of that grant, she is eligible for the “vest into retirement” provision of that award. PSUs may vest into retirement if the termination occurs more than one year from the grant date, provided the executive has met the 55 years of age and 7 years of service requirement. The March 2022 PSU award will vest and settle in March 2025 based on VS&Co’s achievement of goals for the 3-year period and at the then current stock price.

58	VS&Co | 2023 Proxy Statement

    Compensation Discussion and Analysis

Mr. Waters’ Employment Agreement

Involuntary Termination

Pursuant to Mr. Waters’ employment agreement effective as of May 2021, in the event of a termination of Mr. Waters’ employment by VS&Co other than for “cause” or by Mr. Waters for “good reason,” other than during the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, VS&Co will provide for a period up to 12 months from the termination date (i) continued payment of his base salary and (ii) medical and dental benefits substantially similar in the aggregate to those provided to Mr. Waters prior to the date of his termination of employment.

If Mr. Waters executes and does not revoke a general waiver and release of claims, he will be entitled to receive:

•	Continued payment of his base salary for 24 months following the termination date;

•	The incentive compensation he would have received if he had remained an associate of VS&Co for one year following the termination date;

•	A pro-rated portion of any outstanding unvested equity awards held by him as of the termination date, vesting according to the original vesting schedule; and

•

For a period of up to 24 months following the termination of employment, Mr. Waters and his beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of his termination of employment.

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

•	Pro-rated incentive compensation based on actual performance;

•

Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and

•	PSUs vest on the original vesting date based on actual performance.

Change of Control

If such termination of Mr. Waters’ employment occurs within the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, subject to Mr. Waters’ execution and nonrevocation of a general waiver and release of claims, he will be entitled to receive:

•	An amount equal to three times his base salary;

•	An amount equal to three times his target incentive compensation plus a pro-rated amount for the season in which the termination occurred based on actual performance;

•

Accelerated vesting of any outstanding unvested equity awards held by him as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels; and

•

For a period of 36 months following the termination of employment (or earlier if Mr. Waters becomes subsequently employed), Mr. Waters and his beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of his termination of employment.

VS&Co | 2023 Proxy Statement	59

    Compensation Discussion and Analysis

Messrs. Johnson and Unis and Mses. Hauk and Rupp’s Employment Agreements

Involuntary Termination

Pursuant to Messrs. Johnson and Unis and Mses. Hauk and Rupp’s employment agreements, in the event of a termination of employment by VS&Co other than for “cause” or by the executive for “good reason,” other than during the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

•	Continued payment of the executive’s base salary for 24 months following the termination date;

•	The incentive compensation the executive would have received if he or she had remained an associate of VS&Co for one year following the termination date;

•	A pro-rated portion of any outstanding unvested equity awards held by the executive as of the termination date, vesting according to the original vesting schedule; and

•

For a period of up to 24 months following the termination of employment, the executive and his or her beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided to the executive prior to the date of his or her termination of employment.

Death or Disability

In the event of a termination due to death or disability, the post-termination benefits generally consist of:

•	Pro-rated incentive compensation based on actual performance;

•

Accelerated vesting of stock options and RSUs in the event of death or stock options and RSUs vesting according to the original vesting schedule in the event of termination due to disability, and outstanding stock options remain exercisable within one year of termination, but in no case later than the date of expiration of the original term; and

•	PSUs vest on the original vesting date based on actual performance.

Change of Control

If such termination of the executive’s employment occurs within the 24-month period following a “change in control” or within the three months preceding or 24 months following a sale or spinoff of VS&Co, subject to the executive’s execution and nonrevocation of a general waiver and release of claims, the executive will be entitled to receive:

•	An amount equal to two times his or her base salary;

•	An amount equal to the sum of the last four bonus payments plus a prorated amount for the season in which his or her employment is terminated, based on actual performance;

•

Accelerated vesting of any outstanding unvested equity awards held by the executive as of the termination date; performance goals will be deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels; and

•

For a period of 24 months following the termination of employment (or earlier if the executive becomes subsequently employed), the executive and his beneficiaries will be entitled to receive medical and dental benefits substantially similar in the aggregate to those provided prior to the date of his or her termination of employment.

Definitions of “Cause” and “Good Reason”

The agreements described above contain customary definitions of “cause” and “good reason.” “Cause” generally means that (i) the NEO was grossly negligent in the performance of his or her duties with the company (other than a failure resulting from the NEO’s incapacity due to physical or mental illness); (ii) the NEO has pled “guilty” or “no contest” to or has been convicted of an act which is defined as a felony under federal or state law; or (iii) the NEO engaged in misconduct in bad faith which could reasonably be expected to materially harm VS&Co’s business or its reputation.

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    Compensation Discussion and Analysis

In addition, the NEO has the right to resign for “good reason” in case of certain events. “Good Reason” generally means (i) the NEO’s failure to continue in a capacity originally contemplated in the NEO’s agreement; (ii) the assignment to the NEO of any duties materially inconsistent with the NEO’s position, duties, authority, responsibilities or reporting requirements, as set out in his or her agreement; (iii) a material reduction of or a delay in payment of the NEO’s total cash compensation and benefits from those required to be provided; (iv) the failure by VS&Co to obtain the assumption in writing of its obligation to perform the agreement by a successor; or (v) for Messrs. Johnson and Unis and Mses. Hauk and Rupp, the relocation of their principal place of employment from the current location.

Definition of “Change in Control”

A “change in control” will be deemed to have occurred upon the first of any of the following events to occur: (i) the consummation of any sale of stock, merger, consolidation, spin-off or similar transaction following which L Brands no longer directly or indirectly owns at least fifty percent (50%) of the voting securities of VS&Co then outstanding; (ii) any person (other than an “excluded person,” as defined in the applicable agreement) becomes the “beneficial owner” (as defined under Rule 13d-3 of the Exchange Act) of securities representing fifty percent (50%) or more of the combined voting power of VS&Co common stock then outstanding other than solely as a result of a stock acquisition by VS&Co; provided that a person whose beneficial ownership increases to fifty percent (50%) or more as a result of a stock acquisition by VS&Co which reduces the VS&Co common stock outstanding and proportionately increases the percentage ownership of the remaining shareholders will not be treated as having an acquisition solely as a result of a stock acquisition by VS&Co unless or until that person later becomes the “beneficial owner” of any additional VS&Co common stock at a time that the person is the “beneficial owner” of fifty percent (50%) or more of the combined voting power of the VS&Co common stock then outstanding; (iii) the sale or other disposition of all or substantially all of the assets of VS&Co; or (iv) the consummation of a complete liquidation or dissolution of VS&Co.

No Tax Gross-ups

In the event of a termination following a “change in control,” none of our NEOs are entitled to reimbursement or gross-up for any excise taxes that may be imposed under Section 280G of the Internal Revenue Code.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules, the following disclosure provides the ratio of the annual total compensation of Mr. Waters, our CEO, to the annual total compensation of our median associate.

For fiscal 2022, the median annual total compensation of our associates, other than the CEO, was $13,365. Mr. Waters’ annual total compensation for fiscal 2022 was $12,519,912. Based on this information the ratio of the annual total compensation of the CEO to the median annual total compensation of all other associates was estimated to be 937 to 1. The median associate was a part-time sales associate.

Our median associate was determined based on cash compensation paid during the fiscal year for all associates active as of the last day of the fiscal year, January 28, 2023, including part-time associates. The annual total compensation was calculated for both Mr. Waters and the median associate in accordance with the SEC rules applicable to the Summary Compensation Table.

The SEC’s rules for identifying the median associate and calculating the pay ratio allow companies to use different methodologies, exclusions, estimates and assumptions that reflect their associate populations and compensation practices. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

VS&Co | 2023 Proxy Statement	61

    Compensation Discussion and Analysis

PAY VERSUS PERFORMANCE
As required by the Dodd-Frank Wall Street Reform and
Consumer
Protection Act and SEC rules, the following disclosure provides the relationship between executive compensation actually paid (as defined by SEC rules) and the financial performance of VS&Co over the applicable time period.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (2) ($)	Average Summary Compensation Table Total for non-PEO NEOs (1) ($)	Average Compensation Actually Paid to non-PEO NEOs (2) ($)	Total Shareholder Return (3) ($)	Peer Group Total Shareholder Return (3) ($)	Net Income ($)	Operating Income (4) ($)

2022	12,519,912	(3,313,155)	4,884,890	2,915,978	92	80	338,000,000	478,000,000

2021	12,905,231	27,852,235	4,601,134	9,248,185	131	93	646,000,000	870,000,000
(1) Mr. Waters was the Principal Executive Officer (“PEO”) for both fiscal 2022 and fiscal 2021.
Non-PEO
NEOs include Mr. Johnson, Ms. Hauk, Ms. Rupp and Mr. Unis for fiscal 2022 and Mr. Johnson, Mr. Dein Boyle, Ms. Hauk, Mr. Unis for fiscal 2021.
(2) To calculate Compensation Actually Paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:
PEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total (a) ($)	Additions to SCT Total (b) ($)	CAP ($)

2022	1,250,000	1,000,000	788,400	31,097	12,519,912	(9,450,415)	(6,382,652)	(3,313,155)

2021	1,250,000	1,600,000	3,395,700	125,956	12,905,231	(6,500,029)	21,447,033	27,852,235
Non-PEO
NEO SCT Total to CAP Reconciliation

Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation ($)	All Other Compensation ($)	SCT Total ($)	Deductions from SCT Total (a) ($)	Additions to SCT Total (b) ($)	CAP ($)

2022	758,032	375,000	466,226	165,169	4,884,890	(3,119,912)	1,151,000	2,915,978

2021	785,979	950,000	1,731,110	79,702	4,601,134	(1,040,000)	5,687,051	9,248,185
(a) Represents the grant date fair value of equity-based awards granted each year.
(b) Reflects the value of equity calculated in accordance with the SEC methodology for determining CAP for each year shown. The equity component of CAP for fiscal 2022 and 2021 is further detailed in the table below. “FYE” means fiscal year end.

2022	Fair Value of Current Year Equity Awards at FYE (i) ($)	Fair Value of Current Year Equity Awards That Vested in 2022 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards That Vested in 2022 (i) ($)	Fair Value of Awards Forfeited in 2022 ($)	Equity Value included in CAP (i) ($)

PEO	4,435,401	0	(10,211,635)	(606,418)	0	(6,382,652)

Non-PEO NEOs	2,034,300	0	(642,337)	(240,963)	0	1,151,000

2021	Fair Value of 2021 Equity Awards at FYE (i) ($)	Fair Value of 2021 Equity Awards That Vested in 2021 ($)	Change in Value of Prior Year Awards Unvested at FYE (i) ($)	Change in Value of Prior Year Awards That Vested in 2021 (i) ($)	Fair Value of Awards Forfeited in 2021 ($)	Equity Value included in CAP (i) ($)

PEO	17,324,891	0	3,395,520	726,622	0	21,447,033

Non-PEO NEOs	3,070,976	0	1,597,970	1,018,106	0	5,687,051

62	VS&Co | 2023 Proxy Statement

    Compensation Discussion and Analysis

(i) PSU awards assume payout performance in alignment with accruals at each fiscal year end. Stock option volatility for Black Scholes valuations pre-spinoff is based on the historical L Brands volatility measured over a
4.7-year
period (expected life at grant date for the most recent options granted by L Brands). Stock option volatility for Black Scholes valuations post-spinoff is based on the average volatility of peers in the S&P 1500 Specialty Retail Index using 10 years of daily historical stock price data due to the limited stock history for VS&Co. Utilizes an expected life of 4.73 years from stock options granted March 16, 2021 adjusted for time elapsed from grant date to measurement date (e.g., period end date or vesting date) and adjusted for the percentage the award is in-the-money
or
out-of-the-money.
1% dividend yield used for pre-spinoff measurement dates consistent with the dividend yield from the March 16, 2021 annual grant. 0% dividend yield used for measurement dates post-spinoff due to VS&Co having no history of granting dividends and no plans to grant dividends in the near future. The risk-free rate utilized in the Black Scholes valuations is based on treasury constant maturity yields as reported in the H.15 Federal Reserve Statistical Release for the respective valuation date with a term corresponding to the expected life for the award at the measurement date.
(3)
The Company Total Shareholder Return (“TSR”) and the Peer Group TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
The peer group used to determine the Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2022 Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K:
S&P 500 Retail Composite Index.
(4) We have selected operating income
as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link Compensation Actually Paid to our NEOs to company performance for fiscal 2022.
Pay versus Performance Comparative Disclosure
As described in more detail in the Compensation Program section in the CD&A, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid for a particular year (as computed in accordance with Item 402(v) of Regulation
S-K).
In accordance with Item 402(v) of Regulation
S-K,
the Company is providing the following descriptions of the relationships between the information presented in the table above.
Company
TSR
and Peer Group TSR
As shown in the chart below, VS&Co’s TSR has performed better than the S&P 500 Retail Composite Index.

VS&Co | 2023 Proxy Statement	63

    Compensation Discussion and Analysis

Compensation Actually Paid and Certain Financial Measures
As shown in the chart below, the PEO and average
non-PEO
NEO’s CAP amounts are aligned with Company TSR, net income and operating income performance. The use of long-term equity compensation is tied directly to the stock price as well as our financial performance.

Pay versus Performance Tabular List
The three items listed below represent the most important metrics for determining pay in the previous year, as further described in the Short-Term Performance-Based Cash Incentive Compensation and Long-Term Equity Compensation sections in the CD&A. The performance measures in this table are not ranked by relative importance.

Most Important Performance
Measures
Operating Income
Relative TSR
Revenue
HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT
The Human Capital and Compensation Committee of the Board of Directors is composed of four directors who are independent, as defined under the NYSE listing standards. Additionally, each member of the Human Capital and Compensation Committee is a
“non-employee
director” within the meaning of
Section 16b-3
under the Securities Exchange Act of 1934, as amended.
The Human Capital and Compensation Committee has reviewed and discussed the CD&A with management. Based on that review and discussion, the Human Capital and Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and in the Annual Report on Form
10-K
for the fiscal year ended January 28, 2023.
Human Capital and Compensation Committee
Irene Chang Britt, Chair
Jacqueline Hernández
Lauren Peters
Anne Sheehan

64	VS&Co | 2023 Proxy Statement

PROPOSAL TWO:

Advisory Approval of Compensation of Named Executive Officers

Section 14A of the Exchange Act requires public companies to provide their stockholders with the opportunity to express their view on the compensation of their named executive officers. At our annual meeting of stockholders in 2022, a majority of our stockholders voted, consistent with the recommendation of our Board, to hold an annual stockholder advisory vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote), as required by SEC rules. This annual say-on-pay vote will continue unless our stockholders vote, at our annual meeting of stockholders in 2028, to approve a different frequency of say-on-pay voting. The Board believes that an annual say-on-pay vote allows our stockholders to provide us with regular, direct input on our executive compensation philosophy, policies and practices as disclosed in our annual proxy statement, and is consistent with our practice of recurrent engagement with our stockholders on our performance, long-term strategy, governance, and other related matters.

At the 2023 Annual Meeting, the Board is asking stockholders to approve, on an advisory basis, the compensation of our named executive officers as described above in the “Compensation Discussion and Analysis” section of this Proxy Statement by voting “for” this proposal. This proposal gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this Proxy Statement.

Although the vote on this proposal is advisory and non-binding, the Board and the Human Capital and Compensation Committee will carefully consider the results of this vote and, if there are a significant number of negative votes, we will seek to understand the concerns that influenced those votes and address them in making future decisions about our executive compensation program.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

VS&Co | 2023 Proxy Statement	65

Beneficial Ownership of Shares

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2023, unless otherwise noted, by (i) each person known by us to beneficially own more than 5% of our outstanding common stock based on publicly available information, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Except as otherwise noted, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. SEC rules consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power, as well as any securities that person has the right to acquire beneficial ownership of within 60 days, including through exercise of an option or similar right.

	Common Stock	Right to Acquire(1)	Total Beneficial Ownership	Percent of Class(2)

5% or More Beneficial Owners

FMR LLC(3)	12,123,419	—	12,123,419	15.5%

BBRC International Pte Ltd(4)	7,603,019	—	7,603,019	9.7%

BlackRock, Inc.(5)	7,268,615	—	7,268,615	9.3%

The Vanguard Group(6)	7,117,362	—	7,117,362	9.1%

The WindAcre Partnership, LLC(7)	6,406,800	—	6,406,800	8.2%

Directors and Executive Officers

Irene Chang Britt	5,560	—	5,560	*

Sarah Davis	5,459	—	5,459	*

Jacqueline Hernández	5,459	—	5,459	*

Donna James	25,084	—	25,084	*

Mariam Naficy	2,857	—	2,857	*

Lauren Peters	5,560	—	5,560	*

Anne Sheehan	8,262	—	8,262	*

Martin Waters	126,414	152,554	278,968	*

Timothy Johnson	9,460	—	9,460	*

Amy Hauk(8)	5,102	51,590	56,692	*

Chris Rupp	—	—	—	—

Gregory Unis	77,016	95,803	172,819	*

Directors and executive officers as a group (13 persons)(9)	314,396	313,325	627,721	*

* Represents less than 1% of our outstanding common stock.

(1) Includes (i) shares subject to options that are or may become exercisable within 60 days of April 1, 2023 and (ii) shares underlying unvested restricted stock units that are scheduled to vest within 60 days of April 1, 2023.

(2) Percent is based on 78,324,463 shares outstanding as of April 1, 2023, and the shares that such executive officer has the right to acquire within 60 days of April 1, 2023, if applicable.

(3) Based solely on information set forth in the Schedule 13G/A filed February 9, 2023 by FMR LLC (“Fidelity”). Fidelity has sole investment power over 12,123,419 shares. Fidelity’s address is 245 Summer Street, Boston, MA 02210. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through

66	VS&Co | 2023 Proxy Statement

    Beneficial Ownership of Shares

trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(4) Based solely on information set forth in the Schedule 13G/A filed February 13, 2023 by BBRC International Pte Ltd (“BBRC”). BBRC has sole voting power and sole investment power over 7,603,019 shares. BBRC’s address is Phillip Street #11-01, Royal Group Building, Singapore 048693. BBRC serves as the trustee for The BB Family International Trust (the “Trust”), which holds the shares reported on such Schedule 13G/A. Brett Blundy, as Managing Director of BBRC and beneficiary of the Trust, may be deemed to have beneficial ownership of the shares. The Trust is organized under the laws of Singapore and Mr. Blundy is a citizen of Australia.

(5) Based solely on information set forth in the Schedule 13G/A filed February 1, 2023 by BlackRock, Inc. (“BlackRock”). BlackRock has sole voting power over 7,019,796 shares and sole investment power over 7,268,615 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(6) Based solely on information set forth in the Schedule 13G/A filed February 9, 2023 by The Vanguard Group (“Vanguard”). Vanguard has shared voting power over 35,360 shares, shared investment power over 116,975 shares, and sole investment power over 7,000,387 shares. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(7) Based solely on information set forth in the Schedule 13G/A filed February 14, 2023 by The WindAcre Partnership, LLC (“WindAcre”), The WindAcre Partnership Master Fund, LP (the “Master Fund”) and Snehal Rajnikant Amin (“Mr. Amin”) (each, a “WindAcre Reporting Person”). Each WindAcre Reporting Person has shared voting power and shared investment power over 6,406,800 shares. The WindAcre Partnership LLC’s address is 2200 Post Oak Boulevard, Suite 1580, Houston, TX 77056. The Master Fund’s address is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands. WindAcre serves as the investment manager of the Master Fund. Mr. Amin is the managing member of WindAcre. By virtue of these relationships, each of WindAcre and Mr. Amin may be deemed to beneficially own the Company shares directly owned by the Master Fund.

(8) Amy Hauk resigned as an executive officer of the Company effective as of March 31, 2023, but under SEC rules is considered a named executive officer for fiscal 2022.

(9) Excludes Amy Hauk, who resigned as an executive officer of the Company effective as of March 31, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and stockholders owning more than 10% of our outstanding common stock (“reporting persons”) to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and to provide us with copies of those forms. To our knowledge, based solely on review of the Section 16(a) forms received by us, we believe that all reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2022 were timely filed, other than BBRC International Pte Ltd, which during fiscal 2022 was the beneficial owner of more than 10% of our outstanding common stock and filed one Form 4 late on December 8, 2022 to report the sale of a call option that occurred on November 4, 2022.

VS&Co | 2023 Proxy Statement	67

Audit Committee Matters

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is instrumental in the Board’s fulfillment of its oversight responsibilities relating to (i) the integrity of VS&Co’s financial statements, (ii) VS&Co’s compliance with legal and regulatory requirements, (iii) the qualifications, independence and performance of VS&Co’s independent auditors and (iv) the performance of VS&Co’s internal audit function, as set forth and required by our written charter.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that VS&Co’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Furthermore, while we are responsible for reviewing VS&Co’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of VS&Co’s exposure to risk.

We have reviewed and discussed VS&Co’s audited financial statements as of and for the year ended January 28, 2023 and met with both management and our independent auditors to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have reviewed with the internal auditors and independent auditors the overall scope and plans for their respective audits. We also met with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations.

We have also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. VS&Co’s independent auditors also provided to us the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and we discussed with the independent auditors their independence from VS&Co. We considered whether the provision of non-audit services by the independent auditors to VS&Co is compatible with maintaining their independence.

Based on the reviews and discussions summarized in this Report, and subject to the limitations on our role and responsibilities, certain of which are referred to above and in the Audit Committee charter, we recommended that VS&Co’s audited financial statements be included in its 2022 Form 10-K for filing with the SEC.

We have appointed Ernst & Young LLP as VS&Co’s independent registered public accounting firm for fiscal year 2023.

Audit Committee

Sarah Davis, Chair

Irene Chang Britt

Donna James

Lauren Peters

68	VS&Co | 2023 Proxy Statement

PROPOSAL THREE:

Ratification of Appointment of Independent Registered Public Accounting Firm

Ernst & Young LLP has been VS&Co’s independent registered public accounting firm since the spin-off from L Brands in 2021, including for purposes of performing an audit of the financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 28, 2023. On March 14, 2023, the Audit Committee approved the engagement of Ernst & Young LLP to serve as our independent registered public accounting firm and to perform the audit of our financial statements and internal control over financial reporting for the fiscal year ending February 3, 2024. Representatives of Ernst & Young LLP are expected to be present at the 2023 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

Although ratification of the Audit Committee’s appointment of Ernst & Young LLP is not required by law or our governing documents, the Board is submitting the appointment of Ernst & Young LLP as our independent registered public accounting firm to our stockholders for ratification because we value our stockholders’ views on this matter. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons behind the rejection and reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of VS&Co and its stockholders.

Fees of Independent Registered Public Accounting Firm

During our 2022 fiscal year, Ernst & Young LLP served as VS&Co’s independent registered public accounting firm and in that capacity rendered an opinion on our consolidated financial statements as of and for the fiscal year ended January 28, 2023. The Audit Committee has selected Ernst & Young LLP as VS&Co’s independent registered public accounting firm for the current fiscal year.

Prior to the August 2, 2021 spin-off from L Brands, VS&Co did not separately engage an independent registered public accounting firm. Ernst & Young LLP performed a separate audit of Bath & Body Works, Inc. (formerly known as L Brands) and performed certain other services related to us for periods prior to the spin-off; however, fees associated with those services prior to the spin-off were paid by Bath & Body Works, Inc. and we expect they will be disclosed in Bath & Body Works, Inc.’s proxy statement. From the date of the spin-off until the period ended January 29, 2022, Ernst & Young LLP served as VS&Co’s independent registered public accounting firm and in that capacity rendered an opinion on our consolidated and combined financial statements as of and for the fiscal year ended January 29, 2022.

Audit Fees

The aggregate audit fees payable to Ernst & Young LLP by VS&Co for fiscal 2022 and 2021 were approximately $4,822,000 and $2,988,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP in connection with the audit of our consolidated and combined financial statements and reviews of our unaudited consolidated and combined interim financial statements, as well as fees for services that generally only the independent auditor can reasonably be expected to provide, including consultation regarding financial accounting and/or reporting standards. These amounts also include fees for services rendered in connection with the audit of our internal controls over financial reporting and fees for services rendered in connection with statutory audits of our international subsidiaries’ financial statements.

VS&Co | 2023 Proxy Statement	69

    Proposal Three: Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Related Fees

The aggregate fees for assurance and related services rendered by Ernst & Young LLP that were reasonably related to the audit of our consolidated and combined financial statements for fiscal 2022 and 2021 were approximately $937,000 and $129,000, respectively. The fees under this category are for assurance and related services that are traditionally performed by the independent auditor and include financial due diligence associated with the Adore Me acquisition, audits of employee benefit plans, fiscal 2021 debt offering procedures and other attest engagements.

Tax Fees

The aggregate fees for tax related services rendered by Ernst & Young LLP for fiscal 2022 were approximately $410,000. Tax fees include tax compliance and advisory services. No fees for tax services were paid to Ernst & Young LLP for fiscal 2021.

All Other Fees

No fees for other services were paid to Ernst & Young LLP for fiscal 2022 and 2021.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services to be provided by Ernst & Young LLP in a given fiscal year.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

70	VS&Co | 2023 Proxy Statement

Stockholder Proposals for the 2024 Annual Meeting

Requirements for Stockholder Nominations and Proposals

If a stockholder intends to present a proposal at the 2024 annual meeting of stockholders and desires to have us include that proposal in our proxy materials for that meeting under Rule 14a-8 under the Exchange Act, then the stockholder must ensure that we receive the proposal by December 16, 2023. For additional information, see “Proxy Access” below.

If a stockholder wants to nominate a person for election as director or bring other business before an annual meeting of stockholders that is not the subject of a proposal timely submitted for inclusion in our proxy materials, the stockholder must follow procedures outlined in our Bylaws. Our Bylaws provide that stockholders of record are able to nominate persons for election as a director or submit other proposals constituting a proper matter for stockholder action only by providing proper written notice to our Corporate Secretary. Proper notice generally must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. For the annual stockholder meeting in 2024, the first anniversary date of the 2023 Annual Meeting is May 25, 2024, meaning proper notice must be delivered no earlier than January 26, 2024 and no later than February 25, 2024. However, a stockholder may deliver notice prior to the time period specified above if earlier delivery is required under Rule 14a-8 under the Exchange Act. Further, if the date of the annual meeting is advanced by more than 30 days prior to such anniversary or delayed more than 90 days after such anniversary, then to be timely, proper notice must be received no earlier than 120 days prior to the date of the annual meeting and no later than the later of 90 days prior to the date of the meeting or the tenth day following the day on which announcement of the date of the meeting was first made. The notice must include, among other information, the name and address of the stockholder giving the notice, information about the stockholder’s ownership of VS&Co common stock, certain information relating to each person whom the stockholder proposes to nominate for election as a director, and a brief description of any business the stockholder proposes to bring before the meeting and the reasons for bringing such proposal. Any nomination or other proposal must also meet the other requirements of our Bylaws, Delaware law, Rule 14a-8 under the Exchange Act, and other applicable SEC rules relating to stockholder proposals. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Stockholder nominations and proposals must be mailed to: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068.

Proxy Access

Under our Bylaws, up to 20 stockholders owning 3% or more of VS&Co’s outstanding common stock continuously for at least three years may nominate the greater of two directors or up to 20% of the Board, and include those nominees in our proxy materials. Proper notice of stockholder nominations for persons for election as a director that are to be included in our proxy materials must be mailed and received at our principal executive offices, addressed to: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068, not less than 120 days nor more than 150 days prior to the first anniversary of the date that the proxy statement was first distributed to stockholders for the immediately preceding annual meeting of stockholders. For the annual stockholder meeting in 2024, the first anniversary of the date that the proxy statement for the 2023 Annual Meeting was distributed to stockholders is April 14, 2024. Accordingly, proper notice must be delivered no earlier than November 16, 2023 and no later than December 16, 2023.

VS&Co | 2023 Proxy Statement	71

Questions and Answers

When is the 2023 Annual Meeting?

The 2023 Annual Meeting will be held virtually, via live audio webcast, on Thursday, May 25, 2023, at 8:30 a.m. Eastern Time.

How can I attend the 2023 Annual Meeting?

In an effort to encourage all of our stockholders to attend the 2023 Annual Meeting virtually from any location convenient to them, as well as reduce the expense and environmental impact of traveling to an in-person meeting, the 2023 Annual Meeting will be conducted exclusively online via live audio webcast. Stockholders will not be able to attend the 2023 Annual Meeting in person.

To participate in the 2023 Annual Meeting, please visit www.proxydocs.com/VSCO.

If you are a stockholder of record, in order to attend the 2023 Annual Meeting, you must register in advance at www.proxydocs.com/VSCO using the 12 digit control number found on your Notice Regarding the Availability of Proxy Materials or your proxy card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and to vote and submit questions during the meeting.

If you are a beneficial owner of shares (that is, you hold your shares through a bank, broker, or other nominee in “street name”) you may use the control number given by your bank, broker or other nominee to register in advance to attend at www.proxydocs.com/VSCO. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the meeting and submit questions during the meeting. To vote, you may be required to obtain a legal proxy and you must follow the instructions you receive from your bank, broker, or other nominee as well as the instructions you receive via email upon your successful registration for the meeting.

How can I request technical assistance during the 2023 Annual Meeting?

There will be technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast. Please be sure to log into the meeting at least 15 minutes prior to the start of the meeting so that any technical difficulties can be addressed before the meeting begins. Technical assistance will be available on the day of the meeting to anyone that is registered to attend the meeting. Instructions on how to access technical support will be provided in the confirmation email a stockholder receives upon registering for the meeting.

How can I ask a question at the 2023 Annual Meeting?

Stockholders can submit questions either before or during the meeting. Stockholders can submit questions in advance when registering for the meeting at www.proxydocs.com/VSCO. Stockholders who wish to submit a question in advance of the meeting will need to register for the meeting in advance using the 12 digit control number found on their Notice Regarding the Availability of Proxy Materials or proxy card (or in the case of beneficial or “street name” stockholders, the control number given to them by their bank, broker or other nominee). Stockholders can submit questions during the virtual meeting in the meeting portal. During the formal business of the meeting, we will limit questions and statements to those relevant to the business of the meeting. After the 2023 Annual Meeting is adjourned, we will hold a live webcast Q&A session and address questions and comments of a general nature. During the live Q&A session, we intend to answer questions as they come in and address those asked in advance, to the extent time permits. This live Q&A session will be conducted in accordance with certain Rules of Conduct that will be posted in the meeting portal.

72	VS&Co | 2023 Proxy Statement

    Questions and Answers

Who may vote at the 2023 Annual Meeting?

Only holders of record of VS&Co common stock at the close of business on March 31, 2023, the Record Date of the 2023 Annual Meeting, are entitled to notice of, and to vote at, the 2023 Annual Meeting and any adjournments or postponements thereof. As of the Record Date, VS&Co had 78,324,463 shares of common stock issued and outstanding. Holders of shares of common stock are entitled to one vote per share.

What constitutes a quorum?

The transaction of business at any meeting of stockholders cannot occur unless a quorum is present. At the 2023 Annual Meeting, the presence in person or by proxy of stockholders holding at least one-third of VS&Co’s outstanding common stock will constitute a quorum.

If a meeting cannot be organized because a quorum is not present, a majority of the stockholders present in person or by proxy or the chair of the meeting may adjourn the meeting to such date and time (but not more than 30 days after the previously adjourned meeting) and place as they may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of a paper copy of the proxy materials?

In order to reduce the expense and environmental impact of mailing proxy materials, we have elected to use the SEC’s Notice and Access model, which allows us to make the Proxy Statement, our 2022 Annual Report, and other proxy materials available on the Internet as the primary means of furnishing the proxy materials to stockholders. On or about April 14, 2023, we mailed to stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to gain access, free of charge, to the proxy materials and how to request a printed set of proxy materials. The Proxy Statement, Annual Report on Form 10-K for the fiscal year ended January 28, 2023, and Notice of Annual Meeting of Stockholders are available at www.proxydocs.com/VSCO.

If you receive a Notice Regarding the Availability of Proxy Materials, you will not receive a printed copy of the proxy materials in the mail unless you request it. If you would like to receive a printed copy of the proxy materials by mail, please follow the instructions for requesting such materials included in the Notice.

How does the Board recommend I vote on these proposals?

The Board unanimously recommends a vote:

•	FOR the election of the eight nominees for director presented in this Proxy Statement

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers

•	FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023

If you submit a proxy without giving voting instructions, your shares will be voted as recommended by the Board.

As of the date of this Proxy Statement, we do not know of any other matters that will be considered at the 2023 Annual Meeting other than those described in this Proxy Statement. If any matter other than the proposals described in this Proxy Statement is properly presented at the 2023 Annual Meeting, by submitting your proxy for the 2023 Annual Meeting, you instruct the Company-designated proxy holders to vote your shares in their discretion in accordance with the recommendations of the Board.

How do I vote my shares?

Stockholders are encouraged to vote their shares before the 2023 Annual Meeting, even if they plan on attending the virtual meeting. Please read the Proxy Statement and vote right away.

VS&Co | 2023 Proxy Statement	73

    Questions and Answers

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (in other words, you are a “stockholder of record”), you can vote using any of the following methods:

•	by Internet at www.proxydocs.com/VSCO

•	by telephone at 1-866-977-5067

•	by mail by requesting a printed set of proxy materials and then completing, signing, and returning the proxy card you receive in response to your request

If your shares are registered in the name of your bank, broker, or other nominee (in other words, you are a “beneficial stockholder”), you will receive instructions from your bank, broker, or other nominee that you will need to follow in order to vote your shares.

Can I change or revoke my proxy?

Yes. All proxies delivered pursuant to this Proxy Statement are revocable at any time before they are voted. If you are a stockholder of record, you can revoke your proxy by mailing written notice of revocation to: Corporate Secretary, Four Limited Parkway, Reynoldsburg, Ohio 43068. You may also change or revoke your proxy by submitting a properly executed proxy bearing a later date or by attending the virtual meeting and voting online during the meeting. If you are a beneficial stockholder, you may revoke your proxy by submitting new voting instructions to your bank, broker, or other nominee or, if you have obtained legal proxy from your bank, broker, or other nominee, by attending the virtual meeting and voting online during the meeting. If you are revoking your proxy by sending a notice of revocation or new proxy card or voting instruction form, you should ensure that you send your notice of revocation or new proxy card or voting instruction form in sufficient time for it to be received prior to the taking of the vote at the 2023 Annual Meeting.

What vote is required to approve each proposal?

Proposal	Voting Options	Vote Required for Approval	Is Broker Discretionary Voting Allowed?

1. Election of Eight Directors	“FOR,” “AGAINST,” or “ABSTAIN” for each nominee	Majority of votes cast for each nominee	No

2. Advisory Vote on Executive Compensation	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	No

3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	“FOR,” “AGAINST,” or “ABSTAIN”	Majority of votes cast	Yes

Abstentions and broker non-votes do not count as votes cast, and therefore have no effect on vote outcomes.

The vote to approve the compensation of our named executive officers is advisory in nature and non-binding. The Board and the Human Capital and Compensation Committee will carefully consider the voting results on this proposal and, if there are a significant number of negative votes, seek to understand the concerns that influenced those votes and address them in future decisions about our executive compensation program.

Who bears the costs of this solicitation?

All expenses incurred in connection with the solicitation of proxies for the 2023 Annual Meeting will be borne by VS&Co. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding our proxy materials to beneficial stockholders.

74	VS&Co | 2023 Proxy Statement

    Questions and Answers

We may solicit proxies by mail, telephone, electronic means, and personal contact by our directors, officers, and associates, who will not receive additional compensation for these services.

Who will count the votes?

Representatives of Mediant Communications Inc. will tabulate the votes and act as inspectors of election for the 2023 Annual Meeting.

When and where will the voting results be published?

The official results of the voting at the 2023 Annual Meeting will be available on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting.

VS&Co | 2023 Proxy Statement	75

Appendix A

Non-GAAP Financial Measures

In addition to our results provided in accordance with GAAP in the Annual Report on Form 10-K, provided below is a non-GAAP financial measure which presents free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use adjusted financial information as key performance measures of results of operations for the purpose of evaluating performance internally. Non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Instead, we believe that the presentation of adjusted financial information provides additional information to investors to facilitate the comparison of past and present operations. Further, our definition of such non-GAAP financial measures may differ from similarly titled measures used by other companies. The table below reconciles free cash flow to its most directly comparable non-GAAP financial measure.

(in millions)	Fiscal Year Ended January 28, 2023

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Net Cash Provided by Operating Activities	$437

Capital Expenditures	(164)

Free Cash Flow	$273

P.O. BOX 8016, CARY, NC 27512-9903
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go • To: www.proxypush.com/VSCO
• Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE    Call 1-866-977-5067
• • Use any touch-tone telephone
• Have your Proxy Card ready
Follow the simple recorded instructions
MAIL
• • Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/VSCO
Victoria’s Secret & Co.
Annual Meeting of Stockholders
For Stockholders of record as of March 31, 2023
TIME: Thursday, May 25, 2023 8:30 AM, Eastern Time
PLACE: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/VSCO for more details
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Timothy Johnson & Melinda McAfee (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Victoria’s Secret & Co. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Victoria’s Secret & Co.
Annual Meeting of Stockholders
Please make your marks like this: X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3
PROPOSAL
1. To elect eight directors to serve until the 2024 annual meeting of stockholders;
1.01 Irene Chang Britt
1.02 Sarah Davis
1.03 Jacqueline Hernández
1.04 Donna James
1.05 Mariam Naficy
1.06 Lauren Peters
1.07 Anne Sheehan
1.08 Martin Waters
YOUR VOTE
BOARD OF DIRECTORS
RECOMMENDS
FOR AGAINST ABSTAIN
FOR FOR FOR FOR FOR FOR FOR FOR
FOR
FOR
FOR AGAINST ABSTAIN
2. To approve, on an advisory basis, the compensation of our named executive officers;
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023; and
4. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
You must register to attend the meeting online and/or participate at www.proxydocs.com/VSCO
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date Signature (if held jointly) Date